EXHIBIT (10)-35





                             AMENDED AND RESTATED
                                CREDIT AGREEMENT

                                     among

                     HEALTHSOUTH REHABILITATION CORPORATION

                                      and

              NATIONSBANK OF NORTH CAROLINA, NATIONAL ASSOCIATION,
                                    as Agent

                                      and

                         LENDERS AS SIGNATORIES HERETO,

                                    --------


              $550,000,000 Revolving Credit and Term Loan Facility


                            Dated as of June 7, 1994

                               TABLE OF CONTENTS

                                   ARTICLE I

                                  DEFINITIONS

                                   ARTICLE II

               REVOLVING FACILITY TERMS, TERM LOAN AND COLLATERAL

SECTION 2.1   Syndicated Loans............................................. 24
SECTION 2.2   Advances of Syndicated Loans................................. 25
SECTION 2.3   Competitive Bid Loans........................................ 26
SECTION 2.4   Term Loan.................................................... 30
SECTION 2.5   Payments..................................................... 31
SECTION 2.6   Joint and Several Obligations................................ 31
SECTION 2.7   Pledge Agreement............................................. 32
SECTION 2.8   Prepayment................................................... 33
SECTION 2.9   Notes........................................................ 33
SECTION 2.10  Reduction in Revolving Facility.............................. 34
SECTION 2.11  Unused Fee................................................... 34
SECTION 2.12  Lending Offices.............................................. 34
SECTION 2.13  Letter of Credit Borrowings.................................. 34
SECTION 2.14  Pro Rata Payments............................................ 38
SECTION 2.15  Deficiency Advances.......................................... 38
SECTION 2.16  Adjustments by Agent......................................... 39

                                  ARTICLE III

                          INTEREST ON SYNDICATED LOANS

SECTION 3.1   Applicable Interest Rates.................................... 40
SECTION 3.2   Procedure for Exercising Interest Rate Options............... 40
SECTION 3.3   Base Rate.................................................... 40
SECTION 3.4   Fixed Rate................................................... 41
SECTION 3.5   Changes in Syndicated Margin.  .............................. 41

                                   ARTICLE IV

              TERMINATION OF LIBOR-BASED RATE AND YIELD PROTECTION

SECTION 4.1   Suspension of Loans.......................................... 42
SECTION 4.2   Compensation................................................. 43
SECTION 4.3   Taxes........................................................ 43

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

SECTION 5.1   Organization, Powers, Existence, etc......................... 46
SECTION 5.2   Authorization of Borrowing, etc.............................. 46
SECTION 5.3   Liabilities.................................................. 46
SECTION 5.4   Taxes........................................................ 47
SECTION 5.5   Litigation................................................... 47
SECTION 5.6   Agreements................................................... 47
SECTION 5.7   Use of Proceeds.............................................. 47
SECTION 5.8   ERISA Requirement............................................ 47
SECTION 5.9   Subsidiaries................................................. 47
SECTION 5.10  Principal Place of Business.................................. 48
SECTION 5.11  Environmental Laws........................................... 48
SECTION 5.12  Disclosure................................................... 48
SECTION 5.13  Licenses..................................................... 48
SECTION 5.14  Title to Properties.......................................... 48

                                   ARTICLE VI

                         GENERAL CONDITIONS OF LENDING

SECTION 6.1   Representations and Warranties............................... 50
SECTION 6.2   No Default................................................... 50
SECTION 6.3   Supporting Documents......................................... 50

                                  ARTICLE VII

                       GENERAL COVENANTS OF THE BORROWER

SECTION 7.1   Existence, Properties, etc................................... 52
SECTION 7.2   Payment of Indebtedness, Taxes, etc.......................... 52
SECTION 7.3   Financial Statements, Reports, etc........................... 52
SECTION 7.4   Litigation Notice............................................ 54
SECTION 7.5   Default Notice............................................... 55
SECTION 7.6   Further Assurances........................................... 55
SECTION 7.7   Insurance.................................................... 55
SECTION 7.8   Covenants Regarding Financial Condition...................... 55
SECTION 7.9   Continuation of Current Business............................. 61
SECTION 7.10  Management Contracts......................................... 61
SECTION 7.11  Cooperation; Inspection of Properties........................ 61
SECTION 7.12  Use of Proceeds.............................................. 61
SECTION 7.13  Limit on Investment in HEALTHSOUTH of
              Birmingham, Inc.............................................. 62
SECTION 7.14  Additional Consolidated Entities............................. 62
SECTION 7.15  ERISA.  ..................................................... 62

                                  ARTICLE VIII

                         EVENTS OF DEFAULT AND REMEDIES

SECTION 8.1   Events of Default............................................ 64
SECTION 8.2   Agent to Act................................................. 67
SECTION 8.3   Cumulative Rights............................................ 67
SECTION 8.4   No Waiver.................................................... 67
SECTION 8.5   Default...................................................... 67
SECTION 8.6   Allocation of Proceeds....................................... 68

                                   ARTICLE IX

                                   THE AGENT

SECTION 9.1   Appointment.................................................. 69
SECTION 9.2   Attorneys-in-fact............................................ 69
SECTION 9.3   Limitation on Liability...................................... 69
SECTION 9.4   Reliance..................................................... 69
SECTION 9.5   Notice of Default............................................ 70
SECTION 9.6   No Representations........................................... 70
SECTION 9.7   Indemnification.............................................. 71
SECTION 9.8   Lender....................................................... 71
SECTION 9.9   Resignation.................................................. 71
SECTION 9.10  Sharing of Payments, etc..................................... 72
SECTION 9.11  Fees......................................................... 72
SECTION 9.12  Independent Agreements....................................... 72

                                   ARTICLE X

                                 MISCELLANEOUS

SECTION 10.1   Assignments and Participations.............................. 73
SECTION 10.2   Notices..................................................... 75
SECTION 10.3   No Waiver................................................... 76
SECTION 10.4   Setoff...................................................... 76
SECTION 10.5   Survival.................................................... 76
SECTION 10.6   Expenses.................................................... 77
SECTION 10.7   Amendments.................................................. 78
SECTION 10.8   Counterparts................................................ 78
SECTION 10.9   Waivers by Borrower......................................... 79
SECTION 10.10  Termination................................................. 79
SECTION 10.11  Governing Law............................................... 80
SECTION 10.12  Indemnification............................................. 80
SECTION 10.13  Agreement Controls.......................................... 81
SECTION 10.14  Integration................................................. 81
SECTION 10.15  Successors and Assigns...................................... 81
SECTION 10.16  Severability................................................ 81


Exhibit A   -   Applicable Commitment Percentage
Exhibit B   -   Form of Assignment and Acceptance
Exhibit C-1 -   Form of Partnership Guaranty Agreement
Exhibit C-2 -   Form of Subsidiary Guaranty Agreement
Exhibit D   -   Form of Request for Advance or Interest Rate
                Election
Exhibit E   -   Form of Competitive Bid Quote Requests
Exhibit F   -   Form of Competitive Bid Quote
Exhibit G   -   Subsidiaries and Controlled Partnerships
Exhibit H-1 -   Form of Syndicated Note
Exhibit H-2 -   Form of Competitive Bid Note
Exhibit H-3 -   Form of Term Note
Exhibit I   -   Form of Compliance Certificate and Schedules
                Thereto
Exhibit J   -   Summary of Insurance
Exhibit K   -   Outstanding Letters of Credit
Exhibit L   -   Investments or Equity Interest
Exhibit M   -   Subsidiaries and Controlled Partnerships
Exhibit N   -   Existing Liens
Exhibit O   -   Disposal Properties

                     AMENDED AND RESTATED CREDIT AGREEMENT


         THIS AMENDED AND RESTATED CREDIT AGREEMENT dated as of June 7, 1994 (this "Agreement") is entered into by and among HEALTHSOUTH REHABILITATION CORPORATION, a Delaware corporation (the "Borrower"), the Lenders as signatories hereto (the "Lenders") and NATIONSBANK OF NORTH CAROLINA, NATIONAL ASSOCIATION, a national banking association (the "Agent").

                                    RECITAL:

         Pursuant to a Credit Agreement dated as of November 20, 1992 as amended by Amendments No. 1 and No. 2 (the "Prior Agreement"), the lenders party thereto (the "Prior Lenders") have agreed to make loans and cause to be issued letters of credit all in an aggregate outstanding amount of not to exceed $390,000,000. Pursuant to the terms of the Prior Agreement all Participating Subsidiaries and Participating Partnerships (each defined in the Prior Agreement) have guaranteed payment of all Credit Obligations (as defined in the Prior Agreement). In addition, the Borrower, and certain of the Participating Subsidiaries have executed and delivered to the Agent, for the benefit of the Lenders, Pledge Agreements conveying the property described therein as security for the Credit Obligations. The Borrower has requested that the Prior Agreement be amended and restated in its entirety in order to increase the amount of the credit facility, to change certain of the provisions contained therein and to increase the number of lenders participating therein. Accordingly, the Borrower, the Lenders and the Agent agree that the Prior Agreement is hereby amended and restated in its entirety as follows:


                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.1 For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                    All accounting terms not otherwise defined herein have the meanings assigned to them, and all computations herein provided for shall be made, in accordance with generally accepted accounting principles applied on a consistent basis. All references herein to "GAAP" refer to such principles as they exist at the date of application thereof.

                    All references in this instrument to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed.

                    The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

                    The terms "include," "including" and similar terms shall be construed as if followed by the phrase "without being limited to."

                    All Article and Section captions herein are used for reference only and in no way limit or describe the scope or intent of, or in any way affect, this Agreement.

                    Words importing the singular number shall mean and include the plural number and visa versa.

                    All  recitals  set  forth  in  this   Agreement  are  hereby
         incorporated in the operative provisions of this Agreement.

                    No inference in favor of or against either party shall be drawn from the fact that such party or its counsel has drafted any portion hereof.

                    The term "person" shall include individual, corporation, partnership, joint venture, association, trust, unincorporated organization and any government or any agency or political subdivision thereof.

                    Absolute Rate shall have the meaning assigned to such term in Section 2.3(c)(ii)(D) hereof.

                    Absolute   Rate  Auction  shall  mean  a   solicitation   of
         Competitive Bid Quotes setting forth Absolute Rates pursuant to Section 2.3 hereof.

                    Absolute Rate Loans shall mean the Competitive Bid Loans the interest rates on which are determined on the basis of Absolute Rates set at Absolute Rate Auctions.

                    Acquisition means the acquisition, whether with cash, property, stock or promise to pay all or a portion of a person or a Facility or Facilities of a person, permitted under Sections 7.8(a)(8) and 7.8(a)(17) hereof; provided (i) such Person or Facilities is in the same line of business engaged in by Borrower or its Consolidated Entities, (ii) the person or Facility to be acquired does not oppose the acquisition, and (iii) at the time of giving effect to such Acquisition such person or Facility is a Consolidated Entity.

                    Actual/360 Basis shall mean a method of computing interest or other charges hereunder on the basis of an assumed year of 360 days for actual number of days elapsed, meaning that interest or other charges accrued for each day will be computed by multiplying the rate applicable on that day by the unpaid principal balance (or other relevant sum) on that day and dividing the result by 360.

                    Advance means a borrowing under the Revolving Facility consisting of the aggregate principal amount of a Syndicated Loan or a Competitive Bid Loan.

                    Affiliate of any specified person shall mean any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                    Applicable Commitment Percentage means, for each Lender, a fraction, the numerator of which shall be the then amount of such Lender's Commitment and the denominator of which shall be the Revolving Facility, which Applicable Commitment Percentage for each Lender as of the Closing Date is as set forth in Exhibit A attached hereto and incorporated herein by reference; provided that the Applicable Commitment Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with Section 10.1 hereof.

                    Applicable Lending Office shall mean, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an Affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

                    Application shall mean the Application and Agreement for Letter of Credit pursuant to which the Borrower may apply for the issuance of a Letter of Credit by NationsBank as provided in Section
         2.13 hereof.

                    Asset Sale for any person means the sale, lease conveyance or other disposition (including, without limitation, by merger or consolidation, and whether by operation of law or otherwise) of any of that person's assets (including, without limitation, the sale or other disposition of Capital Stock of any Subsidiary of such person, whether by such person or by such Subsidiary), whether owned on the date of initial issuance of the Senior Subordinated Notes or subsequently acquired, in one transaction or a series of related transactions, in which such person and or its Subsidiaries sell, lease, convey or otherwise dispose of (i) all or substantially all of the Capital Stock of any of such person's Subsidiaries, (ii) assets which constitute substantially all of an operating unit or business of such person or any of its Subsidiaries, or (iii) any health care facility; provided, however, that the following shall not constitute Asset Sales: (i) a transaction or series of related transactions that results in a Change of Control (as such term is defined in the Indenture dated March 24, 1994 relating to the Senior Subordinated Notes), and (ii) transactions between the Borrower and any of its Wholly Owned Subsidiaries (as such term is defined in the Indenture dated March 24, 1994 relating to the Senior Subordinated Notes) or among such Wholly Owned Subsidiaries.

                    Assignment and Acceptance shall mean an Assignment and Acceptance in the form of Exhibit B (with blanks appropriately filled in) delivered in connection with an assignment of a portion of the Lender's interest under this Agreement pursuant to Section 10.1.

                    Attributable Indebtedness when used with respect to any Sale and Leaseback Transaction or an operating lease with respect to a healthcare facility means, as at the time of determination, the present value (discounted at a rate equivalent to the interest rate implicit in the lease, compounded on a semiannual basis) of the total obligations of the lessee for rental payments, after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, utilities and other similar expenses payable by the lessee pursuant to the terms of the lease, during the remaining term of the lease included in any such Sale and Leaseback Transaction or such operating lease or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of a penalty (in which case the rental payments shall include such penalty); provided, that the Attributable Indebtedness with respect to a Sale and Leaseback Transaction shall be no less than the fair market value of the property subject to such Sale and Leaseback Transaction.

                    Base Rate  shall  mean the  higher of the (i) Prime  Rate or
         (ii) the Federal Funds Effective Rate plus 1/2% per annum.

                    Base Rate Loans shall mean Syndicated Loans that bear interest at rates based upon the Base Rate.

                    Business Day shall mean (a) any day on which commercial banks are not authorized or required to close in Charlotte, North Carolina and New York City and (b) if such day relates to the giving of notices or quotes in connection with a LIBOR Auction or to a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a LIBOR Loan or a LIBOR Market Loan or a notice by the Borrower with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, any day on which dealings in Dollar deposits are carried out in the London interbank market.

                    Capital Expenditure shall mean any expenditure or liability that is properly charged to a capital account or otherwise capitalized on the consolidated balance sheet in accordance with GAAP.

                    Capital Stock of any person means any and all shares, rights to purchase, warrants or options (whether or not currently exercisable); participation or other equivalents of or interest in (however designated) the equity (including without limitation common stock, preferred stock and partnership and joint venture interests) of such Person (excluding any debt securities that are convertible into, or exchangeable for, such equity).

                    Capitalized Lease Obligations of any person means the obligation of such person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

                    Cash Available for Capital Expenditures means the sum of (i) Consolidated Net Income, (ii) Consolidated Depreciation Expense and
         (iii) Consolidated Amortization Expense minus Consolidated Current Maturities.

                    Class  shall  have  the  meaning  assigned  to such  term in
         Section 1.2 hereof.

                    Closing Date shall mean the date of this Agreement.

                    Collateral shall mean all property covered by the Pledge Agreements or that otherwise at any time secures any of the Credit Obligations.

                    Commitment shall mean, as to each Lender, the obligation of such Lender to make Syndicated Loans pursuant to Section 2.1 hereof in an aggregate amount at any one time outstanding up to but not exceeding the amount set opposite such Lender's name on the signature pages hereof under the caption "Commitment" (as the same may be reduced at any time or from time to time pursuant to Section 2.10 hereof);
         provided that the Commitment of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with Section 10.1 hereof.

                    Competitive Bid Borrowing shall have the meaning assigned to such term in Section 2.3(b) hereof.

                    Competitive  Bid Loans shall mean the Loans  provided for by
         Section 2.3 hereof.

                    Competitive Bid Notes shall mean the promissory notes provided for by Section 2.9(b) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

                    Competitive Bid Quote shall mean an offer in accordance with
         Section 2.3(c) hereof by a Lender to make a Competitive Bid Loan with one single specified interest rate.

                    Competitive   Bid  Quote  Request  shall  have  the  meaning
         assigned to such term in Section 2.3(b) hereof.

                    Compliance Certificate shall have the meaning attributed to that term in Section 7.3(3) below.

                    Consolidated Adjusted Interest Expense means Consolidated Interest Expense plus (to the extent not otherwise included within the definition of Interest Expense as imputed interest) one-third of the rental expense on Attributable Indebtedness of the Borrower and its Consolidated Entities for such period determined on a consolidated basis.

                    Consolidated Amortization Expense of the Borrower for any period means the amortization expense of the Borrower and its Consolidated Entities for such period (to the extent included in the computation of Consolidated Net Income), determined on a consolidated basis in accordance with GAAP.

                    Consolidated Cash Flow means, for Borrower and its Consolidated Entities for any Four-Quarter Period, Consolidated Net
         Income, plus amounts that have been deducted in determining Consolidated Net Income for such period for (i) Consolidated Income Tax Expense, (ii) Consolidated Interest Expense, (iii) Consolidated Depreciation Expense, (iv) Consolidated Amortization Expense and (v) the minority interests of any person or persons in Consolidated Entities.

                    Consolidated Current Assets means cash and all other assets or resources of the Borrower and its Consolidated Entities which are expected to be realized in cash, sold in the ordinary course of business, or consumed within one year, determined on a consolidated basis in accordance with GAAP.

                    Consolidated Current Liabilities means the amount of all liabilities of the Borrower and its Consolidated Entities which by their terms are payable within one year (including all Indebtedness payable on demand or maturing not more than one year from the date of computation) and the current portion of Indebtedness having a maturity date in excess of one year, determined on a consolidated basis in accordance with GAAP.

                    Consolidated Current Maturities means Principal Maturities of the Borrower and its Consolidated Entities.

                    Consolidated Depreciation Expense of the Borrower means the depreciation expense of the Borrower and its Consolidated Entities for such period (to the extent included in the computation of Consolidated Net Income of the Borrower), determined on a consolidated basis in accordance with GAAP.

                    Consolidated EBITDA of the Borrower means, with respect to any Four-Quarter Period, Consolidated Net Income before extraordinary losses and losses realized in connection with sale of assets, plus (i) Consolidated Income Tax Expense, plus (ii) Consolidated Depreciation Expense, plus (iii) Consolidated Amortization Expense, plus (iv) Consolidated Adjusted Interest Expense, plus (v) all other non-cash items reducing Consolidated Net Income of the Borrower and its Consolidated Entities, determined on a consolidated basis in accordance with GAAP, plus (vi) without duplication, for calculation of an EBITDA Coverage Ratio for periods ending on or before December 31, 1994 the sum of $31,500,000 (representing expenses related to the Borrower's acquisition of certain rehabilitation facilities and related assets from National Medical Enterprises, Inc. effective December 31, 1993, net of Federal income tax effect), plus (vii) without duplication, any amount, net of Federal income tax effects, representing expenses relating to an Acquisition, up to a maximum of 10% of the purchase price thereof, determined on a consolidated basis in accordance with GAAP, and less all non-cash items increasing Consolidated Net Income, determined on a consolidated basis in accordance with GAAP.

                    Consolidated Entity shall mean any person whose financial statements are appropriately consolidated with the Borrower's financial statements under GAAP.

                    Consolidated Income Tax Expense of the Borrower for any period means the provision for taxes based on income and profits of the Borrower and its Consolidated Entities to the extent such income or profits were included in computing Consolidated Net Income for such period.

                    Consolidated Interest Expense of the Borrower for any period means the Interest Expense of the Borrower and its Consolidated Entities for such period, determined on a consolidated basis in accordance with GAAP.

                    Consolidated Lease Expense means for any period all Lease Payments paid or accrued during such period under operating leases (whether or not constituting rental expense) by the Borrower and its Consolidated Entities determined on a consolidated basis in accordance with GAAP.

                    Consolidated Net Income of the Borrower for any period means the net income (or loss) of the Borrower and its Consolidated Entities for such period determined on a consolidated basis in accordance with GAAP, without giving effect to dividends on any series of preferred stock of any Consolidated Entity, whether or not in cash, to the extent such consolidated net income was reduced thereby; provided that there shall be excluded from such net income (for all purposes, other than compliance with Section 7.8(a)(1)(A), to the extent otherwise included therein), without duplication; (i) the net income of any person (other than a Consolidated Entity) to the extent that any such income has not actually been received by the Borrower or a Consolidated Entity in the form of dividends or similar distributions during such period; (ii) except to the extent includable in the consolidated net income of the Borrower or a Consolidated Entity pursuant to the foregoing clause (i), the net income of any person that accrued prior to the date that (a) such Person becomes a Consolidated Entity or is merged into or consolidated with a Consolidated Entity or (b) the assets of such person are acquired by the Borrower or a Consolidated Entity; (iii) the net income of any Consolidated Entity to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period; (iv) any gain (or loss), together with any related provisions for taxes on any such gain, realized during such period by the Borrower or its Consolidated Entities upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Borrower or its Consolidated Entities or (b) any asset sale by the referent person or any of its Subsidiaries; (v) any extraordinary gain (or extraordinary loss), together with any related provision for taxes or tax benefit resulting from any such extraordinary gain or loss, realized by the Borrower or its Consolidated Entities during such period; and (vi) in the case of a successor to such person by consolidation, merger or transfer of its assets, any earnings of the successor prior to such merger, consolidation or transfer of assets.

                    Consolidated Net Worth of the Borrower as of any date means the Consolidated Stockholders' Equity (including any preferred stock that is classified as equity under GAAP, other than Disqualified Stock) of such person and its Subsidiaries (excluding any equity adjustment for foreign currency translation for any period subsequent to the Closing Date on a consolidated basis at such date, as determined in accordance with GAAP, less all write-ups subsequent to the Closing Date in the book value of any asset owned by such Borrower or any of its Consolidated Entities; provided, however, that in calculating the Consolidated Net Worth of the Borrower immediately prior to an
         Acquisition by the Borrower of another person, there shall be subtracted from the Borrower's Consolidated Net Worth immediately prior to such Acquisition the lesser of (a) such amount, net of Federal income tax effects, as represents expenses relating to such Acquisition, or (b) 10% of the purchase price or fair market value of the consideration paid by the Borrower in connection with such Acquisition.

                    Consolidated Stockholders' Equity shall mean at any time as at which the amount thereof is to be determined, the sum of the following amounts in respect of the Borrower and the Consolidated Entities (i) the par or stated value of all Capital Stock of the Borrower, (ii) retained earnings, (iii) additional paid in capital,
         (iv) capital surplus and (v) earned surplus minus treasury stock.

                    Consolidated Total Capital shall mean the sum of (i) Consolidated Stockholders' Equity and (ii) Indebtedness of the Borrower and its Consolidated Entities.

                    Controlled Partnership shall mean a general partnership of which the Borrower or a Subsidiary is a general partner (but not including Alabama World Football), or a limited partnership whose general partners include the Borrower or a Subsidiary (but not including Vanderbilt), which partnership, whether general or limited, has assets with a value in excess of $2,000.00, and with respect to which partnership the Borrower or a Subsidiary is entitled to receive not less than 50% of any distributions of cash made to the partners thereof, other than any preferred cash distribution arrangement approved by the Required Lenders in writing.

                    Convert, Conversion and Converted shall refer to a conversion pursuant to Section 3.2 hereof of one Type of Syndicated Loan into another Type of Syndicated Loan, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

                    Conversion Date means June 1, 1997, the date the Revolving Facility shall convert to a Term Loan pursuant to Section 2.4 hereof.

                    Convertible Subordinated Debentures means the 5% Convertible Subordinated Debentures due 2001 of the Borrower dated as of March 24, 1994 in the aggregate original principal amount of $115,000,000.

                    Credit Obligations shall mean the Revolving Facility Obligations, the Letter of Credit Obligations, the Term Loan and all other obligations and debts owing to the Lenders, and arising under the terms of this Agreement, the Notes, the Applications and the other Loan Documents, whether now or hereafter incurred, existing or arising, including the principal amount of all Advances, all Letter of Credit Borrowings, Reimbursement Obligations and the Term Loan with respect thereto, any sums expended by the Agent or the Lenders in exercising the rights and remedies described in Section 8.1, all accrued interest on Advances, Letter of Credit Reimbursement Obligations and the Term Loan, and all costs, fees, charges and expenses incurred and payable in connection therewith, including fees payable under the terms of, or in connection with, this Agreement, and all other obligations and debts owing to the Agent or the Lenders arising in connection with, ancillary to, or in support of Advances, Letter of Credit Borrowings and the Term Loan, and all extensions, alterations, modifications, revisions and renewals of any of the foregoing.

                    Debt Service Coverage Ratio with respect to any FourQuarter Period means the ratio of (A) Consolidated Net Income plus amounts that have been deducted in determining Consolidated Net Income for such period for (i) Consolidated Depreciation Expense, (ii) Consolidated Interest Expense, (iii) Consolidated Amortization Expense, (iv) Consolidated Lease Expense, and (v) the minority interests of any person or persons to (B) the sum of (i) Consolidated Interest Expense,
         (ii) Consolidated Lease Expense and (iii) Consolidated Current Maturities.

                    Default shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

                    Disqualified Stock means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Maturity Date.

                    Dollars and the symbol $ shall mean dollars constituting legal tender for the payment of public and private debts in the United States of America.

                    EBITDA Coverage Ratio with respect to any period means the ratio of (i) Consolidated EBITDA to (ii) the aggregate amount of Consolidated Adjusted Interest Expense for such period; provided, however, that if any calculation of the EBITDA Coverage Ratio requires the use of any quarter prior to the date of initial issuance of the Senior Subordinated Notes, such calculation shall be made on a pro forma basis, giving effect to the issuance of the Senior Subordinated Notes and the use of the net proceeds therefrom as if the same had occurred at the beginning of the Four-Quarter Period used to make such calculation; and provided further that if any such calculation requires the use of any quarter prior to the date that any Asset Sale was consummated, or that any Indebtedness was incurred, or that any acquisition of a hospital or other healthcare facility or any assets purchased outside the ordinary course of business was effected, by the Borrower or any of its Subsidiaries, such calculation shall be made on a pro forma basis, giving effect to each such Asset Sale, incurrence of Indebtedness or acquisition, as the case may be, and the use of any proceeds therefrom, as if the same had occurred at the beginning of the Four-Quarter Period used to make such calculation.

                    ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

                    Event of Default shall have the meaning assigned to such term in Article VIII hereof.

                    Facility shall mean an in-patient or out-patient rehabilitation facility, a certified out-patient rehabilitation facility, skilled nursing facility, specialty medical center, specialty orthopedic hospital or acute care hospital, sub-acute in-patient facility, transitional living center, medical office building, outpatient surgery center and outpatient diagnostic center with all buildings and improvements associated therewith, that is owned or leased, in whole or part, by the Borrower or a Subsidiary or any partnership controlled directly or indirectly by the Borrower.

                    Federal Funds Effective Rate shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published for any Business Day, and (b) if such rate is not so published for any Business Day, the Federal Funds Effective Rate for such Business Day shall be the average rate charged to the Agent on such Business Day on such transactions as determined by the Agent.

                    Fiscal Year means the twelve month period of the Borrower commencing on January 1 of each calendar year and ending December 31 of each calendar year.

                    Fixed Rate shall mean the Absolute Rate or the LIBORBased Rate.

                    Fixed Rate Segment shall mean a Segment to which a Fixed Rate is (or is proposed to be) applicable.

                    Four-Quarter Period means a period of four full consecutive fiscal quarter periods, taken together as one accounting period; provided, however, for purposes of Sections 7.8(a)(5), 7.8(a)(6) and 7.8(a)(7) the results of operations for the three, six and nine month periods of the Fiscal Year ending December 31, 1994 shall be annualized.

                    GAAP means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as from time to time in effect.

                    Governmental Authority shall mean any federal, state, county or municipal agency, authority, department, commission, bureau, board or court.

                    Governmental Requirements shall mean all laws, rules, regulations, requirements, ordinances, judgments, decrees, codes and orders of any Governmental Authority applicable to the Borrower, any Consolidated Entity or any Facility.

                    Guaranteed Obligations of any person shall mean all guaranties (including guaranties of guaranties and guaranties of dividends and other monetary obligations), endorsement, assumptions and other contingent obligations with respect to, or to purchase or to otherwise pay or acquire, Indebtedness of others; provided, however, that such term shall not include obligations under leases and other contracts initially incurred directly by another person and subsequently directly assumed by the person in question, but such term shall include obligations that, if the same had been initially incurred directly by the person in question, would have constituted Guaranteed Obligations.

                    Guaranty Agreements shall have the meaning attributed to that term in Section 2.6(a).

                    Hedging Obligations of any person means the obligations of such person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement relating to interest rates or foreign exchange rates.

                    Indebtedness of any person at any date means, without duplication: (i) all indebtedness of such person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof); (ii) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto); (iv) all obligations of such person with respect to Hedging Obligations (other than those that fix the interest rate on variable rate indebtedness otherwise permitted hereunder or that protect the Borrower and or its Consolidated Entities against changes in foreign exchange rates); (v) obligations of such person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business; (vi) all Capitalized Lease Obligations of such person; (vii) all indebtedness of others secured by a Lien on any assets of such person, whether or not such indebtedness is assumed by such person; and (viii) all Guaranteed Obligations. The amount of Indebtedness of any person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such person for any such contingent obligations at such date and, in the case of clause (vii), the amount of the Indebtedness secured.

                    Interest Expense of any person for any period means the aggregate amount of interest which, in accordance with GAAP, would be set opposite the caption "interest expense" or any like caption on an income statement for such person (including, without limitation or duplication, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with Hedging Obligations, amortization of financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount and all other non-cash interest expense other than interest amortized to cost of sales) plus the aggregate amount, if any, by which such interest expense was reduced as a result of the amortization of deferred debt restructuring credits for such period.

                    Interest Period shall mean:

                    (a) with respect to any LIBOR Loan, each period commencing on the date such LIBOR Loan is made or Converted from a Loan of another Type or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second or third calendar month thereafter, as the Borrower may select as provided in Section 3.2 hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month;

                    (b) with respect to any Absolute Rate Loan, the period commencing on the date such Absolute Rate Loan is made and ending on any Business Day up to 180 days thereafter, as the Borrower may select as provided in Section 2.3(b) hereof; and

                    (c) with respect to any LIBOR Market Loan, the period commencing on the date such LIBOR Market Loan is made and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select as provided in
         Section 2.3(b) hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

         Notwithstanding the foregoing: (i) if any Interest Period for any Competitive Bid Loan would otherwise end after the Conversion Date, such Interest Period shall end on the Conversion Date; (ii) if any Interest Period for any LIBOR Loan would otherwise end after the Maturity Date, such Interest Period shall end on the Maturity Date;
         (iii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for a LIBOR Loan or a LIBOR Market Loan, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iv) notwithstanding clauses (i), (ii) and (iii) above, no Interest Period for any Loan (other than an Absolute Rate Loan) shall have a duration of less than one month (in the case of a LIBOR Loan or a LIBOR Market
         Loan) and, if the Interest Period for any LIBOR Loan or LIBOR Market Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period.

                    LC Account Agreement shall mean the LC Account Agreement dated as of the date hereof between the Borrower and the Agent, as amended or modified from time to time.

                    Lease Payments shall mean all amounts payable under any lease agreement other than obligations under lease agreements that constitute Indebtedness.

                    Letter of Credit Borrowings shall mean as of any date the maximum aggregate amount that the Agent could be required to pay under drafts that could properly be drawn in compliance with the terms of all Letters of Credit outstanding on such date, other than drafts that have been drawn and paid.

                    Letter of Credit Commitment shall mean an amount not to exceed $40,000,000.

                    Letter of Credit Obligations shall mean (a) the Letter of Credit Borrowings and (b) the Reimbursement Obligations and other obligations under this Agreement and the Applications with respect to drawings made on Letters of Credit, including obligations with respect to all principal, interest, fees and other charges related thereto.

                    Letters of Credit shall mean and include all letters of credit heretofore or hereafter issued by NationsBank for the account of the Borrower pursuant to this Agreement.

                    Liabilities of any person shall mean obligations that are properly classified as liabilities under GAAP.

                    LIBOR Auction shall mean a solicitation of Competitive Bid Quotes setting forth LIBOR Margins based on the LIBORBased Rate pursuant to Section 2.3 hereof.

                    LIBOR-Based Rate shall mean the rate of interest determined by the Agent at approximately 11:00 A.M. London time two (2) Business Days prior to the commencement of the Interest Period, based upon such factors as the Agent deems relevant, as the Agent's best estimate of the cost of funds available to the Agent from the purchase on the London interbank market of funds in the form of time deposits in Dollars in the approximate amount of the Segment that is to bear interest at the LIBOR-Based Rate, having a maturity comparable to the Interest Period during which the LIBOR-Based Rate is to be in effect, it being expressly understood that (i) the Agent may not actually purchase any such time deposits and obtain such funds (ii) the LIBOR-Based Rate will be an estimate, and for a variety of reasons, including changing market conditions, the actual cost of funds to the Agent (if the Agent elects to purchase funds in the form of time deposits on such date) might vary from the Agent's estimate.

                    LIBOR Loans shall mean Syndicated Loans interest rates on which are determined on the basis of LIBOR-Based Rates plus the Syndicated Margin.

                    LIBOR Margin shall have the meaning assigned to such term in
         Section 2.3(c)(ii)(C) hereof.

                    LIBOR Market Loans shall mean Competitive Bid Loans interest rates on which are determined on the basis of LIBORBased Rates pursuant to a LIBOR Auction.

                    LIBOR Reserve Requirement shall mean the percentage (expressed as a decimal) prescribed by the Board of Governors of the Federal Reserve System (or any successor), on the date on which the LIBOR-Based Rate is determined, for determining the reserve requirements of the Agent (including any marginal, emergency, supplemental, special or other reserves) with respect to liabilities relating to time deposits purchased in the London interbank market having a maturity equal to the period during which the LIBOR-Based Rate will be in effect and in an amount equal to the Segment involved, without any benefit or credit for any proration, exemptions or offsets under any now or hereafter applicable regulations.

                    Lien shall mean any mortgage, pledge, assignment, charge, encumbrance, lien, security interest or financing lease.

                    Loan Documents  shall mean this  Agreement,  the Notes,  the
         Applications, the Subsidiary Guaranty Agreements and amendments thereto, the Partnership Guaranty Agreements and amendments thereto, the Pledge Agreements, the LC Account Agreement and all other agreements, instruments and documents executed or delivered at any time in connection with the Credit Obligations, or to evidence or secure any of the Credit Obligations.

                    Loans shall mean the Syndicated Loans, Competitive Bid Loans, Term Loans, Letter of Credit Borrowings and Reimbursement Obligations and all extensions and renewals thereof.

                    Margin Stock shall have the meaning attributed to that term in Regulation U of the Federal Reserve Board, as amended.

                    Material Group shall mean, at any time, any group, whether one or more, or combination of Consolidated Entities (a) whose assets, in the aggregate, constitute 5% or more of the assets of the Borrower and the Consolidated Entities on a consolidated basis or (b) whose net revenues, in the aggregate, constitute 5% or more of the net revenues of the Borrower and the Consolidated Entities on a consolidated basis.

                    Maturity Date means November 30, 2000.

                    Multi-employer Plan means an employee pension benefit plan covered by Title IV of ERISA and in respect of which the Borrower or any Consolidated Entity is an "employer" as described in Section 4001(b) of ERISA, which is also a multi-employer plan as defined in
         Section 4001(a)(3) of ERISA;

                    NationsBank means NationsBank of North Carolina, National Association, as a Lender and as issuer of the Letters of Credit pursuant to Section 2.13 hereof and any successor thereof.

                    Notes shall mean the Syndicated Notes, the Competitive Bid Notes and the Term Notes.

                    Opinion of Counsel shall mean a favorable written opinion of an attorney or firm of attorneys duly licensed to practice law in the jurisdiction the laws of which are applicable to the legal matters in question and who is not an employee of the Borrower or of an Affiliate of the Borrower.

                    Partnership Liability shall mean, with respect to a Participating Partnership, that part, if any, of an Advance (together with interest thereon and fees, prepayment premiums and other charges properly attributable thereto) that is to be received by and used by or for the benefit of such Participating Partnership, as certified to the Agent by the Borrower, under Section 2.6, in connection with the Borrowers' request for such Advance, and Partnership Liabilities shall mean the aggregate amount of all such parts of Advances that are to be received by and used by or for the benefit of such Participating Partnership.

                    Partnership   Guaranty   Agreement  shall  mean  a  guaranty
         agreement of a Participating Partnership in the form attached hereto and marked Exhibit C-1, as amended and supplemented from time to time.

                    Participating Partnership shall mean a Controlled Partnership that has executed and delivered to the Agent a Partnership Guaranty Agreement and all other documents necessary to assume joint and several liability as to the Credit Obligations to the extent of its Partnership Liabilities.

                    Participating Subsidiary shall mean a Subsidiary that has executed and delivered to the Agent a Subsidiary Guaranty Agreement and all other documents necessary to assume joint and several liability as to the Credit Obligations (in the maximum amount provided for in such Subsidiary Guaranty Agreement).

                    Participation shall mean, with respect to any Lender (other than NationsBank), the extension of credit represented by the participation of such Lender hereunder in the liability of NationsBank in respect of a Letter of Credit issued by NationsBank in accordance with the terms hereof.

                    Permitted Encumbrances shall mean:

                    (1) taxes, assessments and other governmental charges that are not delinquent or that are being contested in good faith by appropriate proceedings duly pursued;

                    (2) mechanics', materialmen's, contractor's, landlord's or other similar liens arising in the ordinary course of business, securing obligations that are not delinquent or that are being contested in good faith by appropriate proceedings duly pursued;

                    (3) restrictions, exception, reservations, easements, conditions, limitations and other matters of record other than Liens that do not adversely affect the value or utility of the property;

                    (4) Liens on equipment used in a Facility (a) that secure Indebtedness that already existed when such equipment was purchased or acquired, or (b) that were created to secure loans, the proceeds of which were used in their entirety to pay the purchase price of such equipment, provided that such Liens attach only to the equipment so purchased;

                    (5) Liens in favor of the Agent for the benefit of the Lenders under this Agreement;

                    (6) Liens and other matters approved in writing by the Required Lenders; and

                    (7) Liens in favor of landlords, the amount secured by which landlords' Liens, in the aggregate, would not materially adversely affect the Borrower or a Material Group.

                    Permitted Investments shall mean:

                    (1) direct obligations of, or obligations the payment of which is guaranteed by, the United States of America or an interest in any trust or fund that invests solely in such obligations or repurchase agreements, properly secured, with respect to such obligations.

                    (2) direct obligations of agencies or instrumentalities of the United States of America having a rating of A or higher by Standard & Poor's Corporation or A2 or higher by Moody's Investors Service, Inc.;

                    (3) a certificate of deposit issued by, or other interest-bearing deposits with, a bank having its principal place of business in the United States of America and having equity capital of not less than $250,000,000;

                    (4) a certificate of deposit by, or other interest-bearing deposits with, any other bank organized under the laws of the United States of America or any state thereof, provided that such deposit is either (i) insured by the Federal Deposit Insurance Corporation or (ii) properly secured by such bank by pledging direct obligations of the United States of America having a market value not less than the face amount of such deposits;

                    (5) the capital stock of and partnership interests in, and loans made by the Borrower to, Controlled Partnerships and Subsidiaries;

                    (6) prime commercial paper maturing within 270 days of the acquisition thereof and, at the time of acquisition, having a rating of A-1 or higher by Standard & Poor's Corporation, or P-1 or higher by Moody's Investors Service, Inc.;

                    (7) eligible banker's acceptances, repurchase agreements and tax-exempt municipal bonds having a maturity of less than one year, in each case having a rating, or that is the full recourse obligation of a person whose senior debt is rated, A or higher by Standard & Poor's Corporation or A2 or higher by Moody's Investors Service, Inc.;

                    (8) loans made by the Borrower or a Consolidated Entity in an aggregate amount of $2,000,000 or less to employees of the Borrower or of a Consolidated Entity;

                    (9) loans made by the Borrower or a Controlled Partnership in an aggregate amount of $1,000,000 or less to limited partners (or potential limited partners) of Controlled Partnerships for the purpose of enabling such limited partners to acquire limited partnership interests in Controlled Partnerships, to operate their practices or to restructure partnership interests;

                    (10) loans in the amount of up to $20,000,000 made by the Borrower to the HEALTHSOUTH Employee Stock Ownership Plan;

                    (11) scholarship loans made by the Borrower in an aggregate amount not exceeding $500,000 to individuals who meet certain eligibility requirements as established by the Borrower from time to time;

                    (12) up to 100% of the outstanding shares of stock of Caretenders Healthcorp (formerly known as Senior Services, Inc.) provided that aggregate costs incurred to purchase such shares shall not exceed $12,000,000;

                    (13) other investments of less than $5,000,000 in the aggregate expressly approved in writing by the Agent and investments of $5,000,000 or greater expressly approved in writing by the Required Lenders;

                    (14) any other investment having a rating of A or higher or A-1 or higher by Standard & Poor's Corporation or A2 or higher or P-1 or higher by Moody's Investors Service, Inc.;

                    (15) loans to health care practitioners and other persons not to exceed in the aggregate $5,000,000; and

                    (16) investments in Wellmark, HEALTHSMART, MedPartners and Austin Medical Office Building which in the aggregate do not exceed $3,500,000.

                    Pledge Agreement shall have the meaning attributed to that term in Section 2.7.

                    Prime Rate shall mean that rate of interest designated by the Agent from time to time as its "prime rate", it being expressly understood and agreed that its prime rate is merely an index rate used by the Agent to establish lending rates and is not necessarily the Agent's most favorable lending rate, and that changes in the Agent's prime rate are discretionary with the Agent. Any change in the Prime Rate shall be effective as of the date of such change.

                    Principal Maturities shall mean principal maturing or coming due on Indebtedness during the next succeeding period of 12 calendar months.

                    Principal Office shall mean the principal office of the Agent located at NationsBank Corporate Center, 100 North Tryon
         Street, Charlotte, North Carolina 28255.

                    Reimbursement Obligation shall mean at any time, the obligation of the Borrower with respect to any Letter of Credit to reimburse NationsBank and the Lenders to the extent of their respective Participations (including by the receipt by NationsBank of proceeds of Loans pursuant to Section 2.1(b) hereof) for amounts theretofore paid by NationsBank pursuant to a drawing under such Letter of Credit.

                    Request for Advance or Interest Election shall have the meaning attributed to that term in Section 2.2.

                    Required Lenders shall mean Lenders having at least 66- 2/3% of the aggregate amount of the Commitments or, if the Commitments shall have terminated, Lenders holding at least 66-2/3% of the aggregate unpaid principal amount of the Loans, provided that if any Lender shall have failed to fund its portion of any Syndicated Loan pursuant to
         Section 2.1 and the Agent or NationsBank has made such Loan on such Lender's behalf, NationsBank shall be deemed the holder of such portion of such Lender's Commitment for purposes of this definition.

                    Revolving Facility shall mean the credit facility made available to the Borrower by the Lenders under the terms of Article II in an aggregate amount of up to $550,000,000 as reduced by Borrower pursuant to Section 2.10 hereof.

                    Revolving Facility Obligations shall mean the outstanding principal amount of all Advances, all interest accrued thereon, all costs, charges, fees and expenses payable in connection therewith, and all extensions and renewals thereof.

                    Sale and Leaseback Transaction means, with respect to any person, an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such person or any of its Subsidiaries of any property or asset of such person or any of its Subsidiaries which has been or is being sold or transferred by such person or such Subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset.

                    Segment shall mean a portion of the Advances (or all thereof) with respect to which a particular interest rate is (or is proposed to be) applicable.

                    Senior Indebtedness means the Credit Obligations and that Indebtedness permitted to be incurred pursuant to Section 7.8(a)(9)(B),
         (D), (E) and (F) hereof.

                    Senior Subordinated Notes means the 9.5% Senior Subordinated Notes due 2001 of the Borrower in the aggregate original principal amount of $250,000,000.

                    Single Employer Plan means any employee pension benefit plan covered by Title IV of ERISA and in respect of which the Borrower or any Consolidated Entity is an "employer" as described in Section 4001(b) of ERISA, which is not a Multiemployer Plan;

                    Subordinated Indebtedness means the Senior Subordinated Notes, the Convertible Subordinated Debentures and any other Indebtedness incurred pursuant to Section 7.8(a)(9)(G) hereof to refinance the Senior Subordinated Notes or the Convertible Subordinated Debentures.

                    Subsidiary shall mean any corporation, more than 50% of the shares of stock of which having general voting power under ordinary circumstances to elect the board of directors, managers or trustees of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, which is owned or controlled directly or indirectly by the Borrower and which has either assets with a value exceeding $2,000 or positive annual operating income.

                    Subsidiary   Guaranty   Agreement   shall  mean  a  guaranty
         agreement of a Participating Subsidiary in the form attached hereto and marked Exhibit C-2, as amended and supplemented from time to time.

                    Syndicated  Loans  shall  mean  the  loans  provided  for by
         Section 2.1 or Section 2.4 hereof, which may be Base Rate Loans or LIBOR Loans.

                    Syndicated Margin means that percent per annum set forth below in the case of a LIBOR Loan, which percent shall be the Syndicated Margin effective on the date of delivery to the Agent of a Compliance Certificate pursuant to Section 7.3(3) for the fiscal quarter period as at the end of which the ratio of Indebtedness of the Borrower and its Consolidated Entities to Consolidated Cash Flow is greater than or equal to or less than, as the case may be, the ratio set forth opposite such Syndicated Margin:

                                                     Syndicated Margin
                                               -----------------------------
                                                Prior to        On or After
                                               Conversion       Conversion
                    Ratio                        Date              Date
                   -------                     -----------      ------------
         (a)  Greater than or equal to           1 5/8%            2 1/8%
              5.00 to 1.00

         (b)  Less than 5.00 to 1.00 but         1 3/8%            1 7/8%
              equal to or greater than
              4.50 to 1.00

         (c)  Less than 4.50 to 1.00 but         1 1/8%            1 5/8%
              equal to or greater than
              3.75 to 1.00

         (d)  Less than 3.75 to 1.00 but           7/8%            1 3/8%
              equal to or greater than
              3.00 to 1.00

         (e)  Less than 3.00 to 1.00               5/8%            1 1/8%

         Notwithstanding the foregoing, during the period from the Closing Date through the date of delivery of a Compliance Certificate for the quarter period ended September 30, 1994 the Syndicated Margin shall be 1 3/8%

                    Syndicated Notes shall mean the promissory notes provided for by Section 2.9 hereof and all promissory notes delivered in substitution or exchange thereof, in each case as the same shall be modified and supplemented and in effect from time to time.

                    Term Loan means the Loan or Loans made by the Lenders on the Conversion Date to the Borrower pursuant to Section 2.4 hereof.

                    Term Loan Commitment means the undertaking of the Lenders, subject to the terms and conditions of this Agreement, to make the Term Loan to the Borrower hereunder on the Conversion Date.

                    Term Note and Term Notes means the promissory notes provided for by Section 2.9 hereof and all promissory notes delivered in substitution or exchange thereof, in each case as the same shall be modified and supplemented and in effect from time to time.

                    Type shall have the meaning assigned to such term in Section
         1.2 hereof.

                    Unused Amount shall mean with respect to each Lender, (a) the Commitment of such Lender less (b) such Lender's pro rata share of outstanding Syndicated Loans and Letter of Credit Obligations less (c) the outstanding principal amount of all Competitive Bid Loans then held by such Lender.

                    Unused Margin means that percent per annum set forth below, which percent shall be the Unused Margin effective upon the date of delivery to the Agent of a Compliance Certificate pursuant to Section 7.7(3) for the fiscal quarter as at the end of which the ratio of Indebtedness of the Borrower and its Consolidated Entities to Consolidated Cash Flow is greater than or equal to or less than, as the case may be, the ratio set forth opposite such Unused Margin.

                    Ratio                                      Unused Margin
                   -------                                     --------------
         (a)  Greater than or equal to                              1/2%
              5.00 to 1.00

         (b)  Less than 5.00 to 1.00 but                            3/8%
              equal to or greater than
              4.50 to 1.00

         (c)  Less than 4.50 to 1.00 but                            3/8%
              equal to or greater than
              3.75 to 1.00

         (d)  Less than 3.75 to 1.00                                1/4%

         Notwithstanding the foregoing, during the period from the Closing Date through the date of delivery of a Compliance Certificate for the quarter ended September 30, 1994 the Unused Margin shall be 3/8%.

                    Vanderbilt    shall   mean   The    Vanderbilt    Stallworth
         Rehabilitation Hospital, L.P., the partners of which are the Borrower, Vanderbilt University and Vanderbilt Health Services.

         SECTION 1.2 Classes and Types of Loans. Loans hereunder are distinguished by "Class" and by "Type". The "Class" of a Loan refers to whether such Loan is a Competitive Bid Loan or a Syndicated Loan, each of which constitutes a Class. The "Type" of a Loan refers to whether such Loan is a Base Rate Loan, a LIBOR Loan, an Absolute Loan or a LIBOR Market Loan, each of which constitutes a Type. Loans may be identified by both Class and Type.

                                   ARTICLE II

               REVOLVING FACILITY TERMS, TERM LOAN AND COLLATERAL

         SECTION 2.1 Syndicated Loans.

                    (a) From and after the Closing Date to and including the Conversion Date, on the terms and subject to the conditions set forth in this Agreement, each Lender severally agrees to lend to the Borrower and the Borrower may borrow, repay and reborrow, an amount not exceeding the amount of the Commitment of such Lender in effect from time to time, less the amount of such Lender's Syndicated Loans and the Reimbursement Obligation and Letter of Credit Borrowings applicable to such Lender; provided, however, that no more than eight
(8) different Interest Periods for both Syndicated Loans and Competitive Bid Loans may be outstanding at the same time (for which purpose Interest Periods described in different lettered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous). All Advances made by the Lenders to the Borrower under this Agreement with respect to the Revolving Facility shall be evidenced by a promissory note for each Lender each dated the date of this Agreement payable to the order of each Lender, duly executed by the Borrower, and in the aggregate maximum principal amount of $550,000,000 all as provided in Section 2.9 hereof. The Advances shall bear interest as provided in Article III below. The unpaid principal amount of all Loans hereunder shall not exceed the Revolving Facility and each Syndicated Loan made hereunder shall be allocated pro rata among Lenders based upon their Applicable Commitment Percentage regardless of amounts outstanding under Competitive Bid Loans.

                    (b) If a drawing is made under any Letter of Credit in accordance with the terms thereof prior to the Conversion Date the drawing shall be paid by the Agent without the requirement of notice from the Borrower from immediately available funds which shall be advanced by the Lenders under the Revolving Facility. If a drawing is presented under any Letter of Credit in accordance with the terms thereof notice of such drawing shall be provided promptly by NationsBank to the Agent and the Agent shall provide notice to each Lender by telephone or telecopy. If notice to the Lenders of a drawing under any Letter of Credit is given by the Agent at or before 12:00 noon Charlotte, North Carolina time on any Business Day, each Lender shall, pursuant to the conditions of this Agreement, make a Base Rate Loan in the amount of such Lender's Applicable Commitment Percentage of such drawing and shall pay such amount to the Agent for the account of NationsBank at the Principal Office in Dollars and in immediately available funds before 2:00 P.M. Charlotte, North Carolina time on the same Business Day. If notice to the Lenders of a drawing under a Letter of Credit is given by the Agent after 12:00 noon Charlotte, North Carolina time on any Business Day, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make a Base Rate Loan in the amount of such Lender's Applicable Commitment Percentage of such drawing and shall pay such amount to the Agent for the account of NationsBank at the Principal Office in Dollars and in immediately available funds before 12:00 noon Charlotte, North Carolina time on the next following Business Day. Such Base Rate Loan shall be deemed made for a period ending on the following Business Day, which shall be extended automatically to the next succeeding Business Day unless and until the Borrower converts such Base Rate Loan in accordance with the terms of Section
3.2 hereof.

         SECTION 2.2 Advances of Syndicated Loans. Advances of Syndicated Loans shall be made no more frequently than three (3) times in each week. Each Advance shall be in an amount no less than $5,000,000 and multiples of $1,000,000 thereafter. Each request for an Advance must be in writing (which may be by facsimile transmission) and must be received by the Agent not later than 10:00 a.m., Charlotte, North Carolina, time, (x) at least three Business Days prior to the date of any LIBOR Loan and (y) on the day which the Advance is to be made in the case of a Base Rate Loan. Each request for an Advance shall be in the form attached hereto as Exhibit D ("Request for Advance or Interest Rate Election") and shall specify the amount of the Advance requested, the day as of which the Advance is to be made and the part or parts, if any, of the Advance that are to be used by or for the benefit of Participating Partnerships, specifying the part allocable to each Participating Partnership, and shall provide the interest rate information called for in Section 3.2. The Agent shall promptly (not later than 1:00 P.M. Charlotte, North Carolina time) furnish each Lender by telecopy transmission a copy of each Request for Advance or Interest Rate Election. Not later than 2:00 P.M. Charlotte, North Carolina time on the date specified for each Advance hereunder, each Lender shall make available the amount of the Syndicated Loan or Loans to be made by it on such date to the Agent at the Principal Office, in Dollars and in immediately available funds, and the amount received by the Agent shall be made available to the Borrower by depositing the proceeds thereof into an account with the Agent in the name of the Borrower. Subject to Section 2.4, the Lenders' obligation to make Advances shall terminate, if not sooner terminated pursuant to the provisions of this Agreement, on the Conversion Date. Each Request for Advance or Interest Rate Election, whether submitted under this Section 2.2 in connection with a requested Advance or under Section 3.2 in connection with an interest rate election, and each Application shall be signed by an officer of the Borrower designated as authorized to sign and submit Request for Advance or Interest Rate Election forms and Applications in the documents submitted to the Agent pursuant to Section 6.3(a) below. The Borrower may, from time to time, by written notice to the Agent, terminate the authority of any person to submit Request for Advance or Interest Rate Election forms and Applications and designate new or additional persons to so act by delivering to the Agent a certificate of the Secretary of the Borrower certifying the incumbency and specimen signature of each such person. The Agent shall be entitled to rely conclusively upon the authority of any person so designated by the Borrower.

         SECTION 2.3  Competitive Bid Loans.

                    (a) In addition to borrowings of Syndicated Loans, at any time prior to the Conversion Date and so long as the ratio of Indebtedness of the Borrower and its Consolidated Entities to Consolidated Cash Flow is equal to or less than 4.50 to 1.00 the Borrower may, as set forth in this Section 2.3, request the Lenders to make offers to make Competitive Bid Loans to the Borrower in Dollars. The Lenders may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.3. Competitive Bid Loans may be LIBOR Market Loans or Absolute Rate Loans (each a "Type" of Competitive Bid Loan), provided that:

                        (i) the aggregate amount of outstanding  Competitive Bid
                    Loans of all Lenders shall not exceed one half of the Revolving Facility;

                        (ii)  there  may be no more  than  eight  (8)  different
                    Interest Periods for both Syndicated Loans and Competitive Bid Loans outstanding at the same time (for which purpose Interest Periods described in different lettered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous);

                        (iii) the aggregate  amount of  outstanding  Competitive
                    Bid Loans of a Lender shall not exceed at any time an amount equal to such Lender's Commitment;

                        (iv) the aggregate  principal  amount of all Competitive
                    Bid Loans, together with the sum of (i) the aggregate principal amount of all outstanding Syndicated Loans, (ii) then outstanding Letter of Credit Borrowings and (iii) Reimbursement Obligations shall not exceed the aggregate amount of the Commitments at such time; and

                             (v) no  Competitive  Bid Loan shall have a maturity
                    date subsequent to the Conversion Date.

                    (b) When the Borrower wishes to request offers to make Competitive Bid Loans, it shall give the Agent (which shall promptly notify the Lenders) notice (a "Competitive Bid Quote Request") to be received no later than 11:00 a.m. Charlotte, North Carolina time on (x) the fourth Business Day prior to the date of borrowing proposed therein, in the case of a LIBOR Auction or (y) the Business Day next preceding the date of borrowing proposed therein, in the case of an Absolute Rate Auction (or, in any such case, such other time and date as the Borrower and the Agent, with the consent of the Required Lenders, may agree). The Borrower may request offers to make Competitive Bid Loans for up to two (2) different Interest Periods in a single notice (for which purpose Interest Periods in different lettered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous); provided that the request for each separate Interest Period shall be deemed to be a separate Competitive Bid Quote Request for a separate borrowing (a "Competitive Bid Borrowing") and there shall not be outstanding at any one time more than four (4) Competitive Bid Borrowings. Each such Competitive Bid Quote Request shall be substantially in the form of Exhibit E hereto and shall specify as to each Competitive Bid Borrowing:

                        (i) the proposed date of such borrowing,  which shall be
                    a Business Day;

                        (ii) the aggregate amount of such Competitive Bid Borrowing, which shall be at least $10,000,000 (or a larger multiple of $1,000,000) but shall not cause the limits specified in Section 2.3(a) hereof to be violated;

                        (iii) the  duration of the  Interest  Period  applicable
                    thereto;

                        (iv) whether the Competitive Bid Quotes  requested for a
                    particular Interest Period are seeking quotes for LIBOR Market Loans or Absolute Rate Loans; and

                        (v) if the Competitive Bid Quotes  requested are seeking
                    quotes for Absolute Rate Loans, the date on which the Competitive Bid Quotes are to be submitted if it is before the proposed date of borrowing (the date on which such Competitive Bid Quotes are to be submitted is called the "Quotation Date").

Except as otherwise provided in this Section 2.3(b), no Competitive Bid Quote Request shall be given within five (5) Business Days (or such other number of days as the Borrower and the Agent, with the consent of the Required Lenders, may agree) of any other Competitive Bid Quote Request.

                    (c) (i) Each Lender may submit one or more Competitive Bid Quotes, each containing an offer to make a Competitive Bid Loan in response to any Competitive Bid Quote Request; provided that, if the Borrower's request under Section 2.3(b) hereof specified more than one Interest Period, such Lender may make a single submission containing one or more Competitive Bid Quotes for each such Interest Period. Each Competitive Bid Quote must be submitted to the Agent not later than (x) 2:00 p.m. Charlotte, North Carolina time on the fourth Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 10:00 a.m. Charlotte, North Carolina time on the Quotation Date, in the case of an Absolute Rate Auction (or, in any such case, such other time and date as the Borrower and the Agent, with the consent of the Required Lenders, may agree); provided that any Competitive Bid Quote may be submitted by NationsBank (or its Applicable Lending Office) only if NationsBank (or such Applicable Lending Office) notifies the Borrower of the terms of the offer contained therein not later than (x) 1:00 p.m. Charlotte, North Carolina time on the fourth Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 9:45 a.m. Charlotte, North Carolina time on the Quotation Date, in the case of an Absolute Rate Auction. Subject to Sections 4.2, 4.3 and
Article VI and IX hereof, any Competitive Bid Quote so made shall be irrevocable except with the consent of the Agent given on the instructions of the Borrower.

                        (ii) Each Competitive Bid Quote shall be substantially in the form of Exhibit F hereto and shall specify:

                        (A) the  proposed  date of  borrowing  and the  Interest
                    Period therefor;

                        (B) the principal amount of the Competitive Bid Loan for
                    which each such order is being made, which principal amount shall be at least $2,000,000 (or a larger multiple of $1,000,000); provided that the aggregate principal amount of all Competitive Bid Loans for which a Lender submits Competitive Bid Quotes (x) may not exceed the Commitment of such Lender and (y) may not exceed the principal amount of the Competitive Bid Borrowing for a particular Interest Period for which offers were requested;

                        (C) in the case of a LIBOR Auction,  the margin above or
                    below the applicable LIBOR-Based Rate (the "LIBOR Margin") offered for each such Competitive Bid Loan, expressed as a percentage (rounded upwards, if necessary, to the nearest 1/10,000th of 1%) to be added to or subtracted from the applicable LIBOR-Based Rate;

                        (D) in the case of an Absolute Rate Auction, the rate of
                    interest per annum (rounded upwards, if necessary, to the nearest 1/10,000th of 1%) offered for each such Competitive Bid Loan (the "Absolute Rate"); and

                        (E) the identity of the quoting Lender.

Unless otherwise agreed by the Agent and the Borrower, no Competitive Bid Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Competitive Bid Quote Request and, in particular, no Competitive Bid Quote may be conditioned upon acceptance by the Borrower of all (or some specified minimum) of the principal amount of the Competitive Bid Loan for which such Competitive Bid Quote is being made.

                    (d) The Agent shall (x) in the case of a LIBOR Auction, by 4:00 p.m. Charlotte, North Carolina time on the day a Competitive Bid Quote is submitted or (y) in the case of an Absolute Rate Auction, as promptly as practicable after the Competitive Bid Quote is submitted (but in any event not later than 10:30 a.m. Charlotte, North Carolina time on the Quotation Date), notify the Borrower of the terms (i) of any Competitive Bid Quote submitted by a Lender that is in accordance with Section 2.3(c) hereof and (ii) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Lender with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Agent unless such subsequent Competitive Bid Quote is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Agent's notice to the Borrower shall specify (A) the aggregate principal amount of the Competitive Bid Borrowing for which orders have been received and (B) the respective principal amounts and LIBOR Margins or Absolute Rates, as the case may be, so offered by each Lender (identifying the Lender that made each Competitive Bid Quote).

                    (e) Not later than 11:00 a.m. Charlotte, North Carolina time on (x) the third Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) the Quotation Date, in the case of an Absolute Rate Auction (or, in any such case, such other time and date as the Borrower and the Agent, with the consent of the Required Lenders, may agree), the Borrower shall notify the Agent of its acceptance or nonacceptance of the offers so notified to it pursuant to Section 2.3(d) hereof (and the failure of the Borrower to give such notice by such time shall constitute nonacceptance) and the Agent shall promptly notify each affected Lender. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Competitive Bid Quote in whole or in part (provided that any Competitive Bid Quote accepted in part shall be at least $2,000,000 or a larger multiple of $1,000,000); provided that:

                        (i) the aggregate  principal  amount of each Competitive
                    Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Quote Request;

                        (ii) the aggregate  principal amount of each Competitive
                    Bid Borrowing shall be at least $10,000,000 (or a larger multiple of $1,000,000) but shall not cause the limits specified in Section 2.3(a) hereof to be violated;

                        (iii) acceptance of offers may be made only in ascending
                    order of LIBOR Margins or Absolute Rates, as the case may be, in each case beginning with the lowest rate so offered; provided, however, that the Borrower, in its sole discretion, may accept other than the lowest rate where acceptance of the lowest rate will result in (x) the outstanding Loans of a Lender or Lenders offering the lowest rate exceeding such Lender's Commitment and (y) an increase in the Unused Fee payable by Borrower under Section 2.11 hereof; and

                        (iv) the  Borrower  may not accept  any offer  where the
                    Agent has correctly advised the Borrower that such offer fails to comply with Section 2.3(c)(ii) hereof or otherwise fails to comply with the requirements of this Agreement (including, without limitation, Section 2.3(a) hereof).

If offers are made by two or more Lenders with the same LIBOR Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period after the acceptance of all offers, if any, of all lower LIBOR Margins or Absolute Rates, as the case may be, offered by any Lender for such related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Borrower among such Lenders as nearly as possible (in amounts of at least $2,000,000 or larger multiples of $1,000,000) in proportion to the aggregate principal amount of such offers. Determinations by the Borrower of the amounts of Competitive Bid Loans and the lowest bid after adjustment as provided in Section 2.3(e)(iii) shall be conclusive in the absence of manifest error.

                    (f) Any Lender whose offer to make any Competitive Bid Loan has been accepted shall, not later than 1:00 p.m. Charlotte, North Carolina time on the date specified for the making of such Loan, make the amount of such Loan available to the Agent at the Principal Office in Dollars and in immediately available funds, for account of the Borrower. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower on such date by depositing the same, in Dollars and in immediately available funds, in an account of the Borrower maintained at the Principal Office.

         SECTION 2.4 Term Loan. (a) On the Conversion Date, on the terms and subject to the conditions set forth in this Agreement, each Lender severally agrees to convert all or such portion of its Commitment as the Borrower may request by written notice to the Agent not later than 10:00 A.M., Charlotte, North Carolina time, on the third Business Day preceding the Conversion Date to a Term Loan. Each Lender's portion of the Term Loan Commitment shall be evidenced by a promissory note of the Borrower dated the Conversion Date payable to the order of such Lender, duly executed by the Borrower, all as provided in
Section 2.9 hereof and shall be equal to such Lender's Applicable Commitment Percentage of the total of all outstanding Advances on the Conversion Date which Borrower has requested be continued as a Term Loan. The Term Loan shall bear interest as provided in Article III below.

                    (b) The Borrower shall make fourteen (14) consecutive quarterly payments of principal on the Term Loans, each payment to be due on the last day of March, June, September and December commencing June 30, 1997, each of which shall be in an amount equal to 6.666% of the Term Loan. The Borrower shall make a fifteenth payment on November 30, 2000 which payment shall be in an amount sufficient to repay in full the remaining principal amount of the Term Loan together with accrued interest and unpaid fees, if any. Interest on the Term Loan will be payable as set forth in Section 2.5 and Article III.

                    (c) The Borrower shall pay to the Agent for the benefit of the Lenders on the Conversion Date a fee of 1/4% of each Lender's portion of the Term Loan.

         SECTION 2.5 Payments. All interest accrued on Loans subject to the Base Rate shall be payable on the last day of each successive March, June, September and December, commencing on June 30, 1994 and upon payment in full of such Loans, and all interest accrued on each Fixed Rate Loan, shall be payable at the earlier of (i) the end of the applicable Interest Period then in effect or (ii) the end of each ninety (90) day period in the case of an Absolute Rate and each three (3) month period in the case of a LIBOR Market Rate. The principal amount of the Advances shall be due on the Conversion Date unless such Advances are converted to a Term Loan pursuant to Section 2.4. All payments of Credit Obligations shall be payable to the Agent on or before 11:00 A.M. Charlotte, North Carolina time on the date when due, at the Principal Office in Dollars and in immediately available funds free and clear of all rights of set-off or counterclaim.

         SECTION 2.6 Joint and Several Obligations.

                    (a) Each of the Subsidiaries and Controlled Partnerships named in Exhibit G attached hereto and made a part hereof shall execute and deliver to the Agent as of the Closing Date either an Amended and Restated
Subsidiary Guaranty Agreement or Amended and Restated Partnership Guaranty Agreement or a Subsidiary Guaranty Agreement or Partnership Guaranty Agreement, and each other Subsidiary and Controlled Partnership that is to become after the Closing Date a Participating Subsidiary or Participating Partnership, as the case may be, shall, at the time it is to become a Participating Subsidiary or Participating Partnership, execute and deliver to the Agent a Subsidiary Guaranty Agreement or Partnership Guaranty Agreement, as the case may be in the form attached hereto as Exhibit C-2 and Exhibit C-1, respectively ("collectively the "Guaranty Agreements").

                    (b) Although Advances shall be and heretofore have been made only to the Borrower, all or portions of such Advances may be used by the Borrower for the benefit of or loaned by the Borrower to a Participating Subsidiary or Participating Partnership. As a condition to the use of Loans for the benefit of Participating Subsidiaries and Participating Partnerships, the Lenders have required that the Participating Subsidiaries and Participating Partnerships guaranty the payment of the Credit Obligations of Borrower arising under this Agreement and the other Loan Documents to the extent set forth in the respective Guaranty Agreements to which they are a party. Each of the
Participating   Subsidiaries  and  Participating   Partnerships  separately  and
severally, hereby appoints and designates the Borrower as each such party's agent and attorney-in-fact to act on behalf of each such party for all purposes of the Loan Documents relating to the Credit Obligations. The Borrower shall have authority to exercise on behalf of each Participating Subsidiary and Participating Partnership all rights and powers that the Borrower deems necessary, incidental or convenient in connection with the Loan Documents relating to the Credit Obligations, including the authority to execute and deliver certificates, documents, agreements and other instruments referred to in or contemplated by such Loan Documents, request Advances hereunder for their benefit, request for the issuance of Letters of Credit for their benefit, receive all proceeds of Advances, give all notices, approvals and consents required or requested from time to time by the Agent or Lenders and take any other actions and steps that a Participating Subsidiary or a Participating Partnership could take for its own account in connection with the Loan Documents from time to time, it being the intent of the Participating Subsidiaries and the Participating Partnerships to grant to the Borrower plenary power to act on behalf of the Participating Subsidiaries and the Participating Partnerships in connection with and pursuant to such Loan Documents. The appointment of the Borrower as agent and attorney-in-fact for the Participating Subsidiaries and the Participating Partnerships hereunder shall be coupled with an interest and be irrevocable so long as any Loan Document relating to the Credit Obligations shall remain in effect. The Agent or Lenders need not obtain any Participating Subsidiary's or Participating Partnership's consent or approval for any act taken by the Borrower pursuant to any Loan Document, and all such acts shall bind and obligate the Borrower, the Participating Subsidiaries and the Participating Partnerships, jointly and severally. Each Participating Subsidiary and Participating Partnership forever waives and releases any claim (whether now or hereafter arising) against the Agent or Lenders based on the Borrower's lack of authority to act on behalf of any Participating Subsidiary or Participating Partnership in connection with the Loan Documents relating to the Revolving Facility.

         SECTION 2.7 Pledge Agreement. As security for the Credit Obligations, the Borrower and certain of the Participating Subsidiaries have, pursuant to the Prior Agreement, executed and delivered a pledge and security agreement to the Agent and shall execute and deliver to the Agent amended and restated pledge agreements on the Closing Date and from time to time after the Closing Date pursuant to the terms of Section 7.14 hereof or upon request by the Agent, pledge and security agreements in form acceptable to the Agent and its counsel (all being collectively called the "Pledge Agreements") granting to the Agent a first priority security interest in and lien on (i) all shares of stock of all Subsidiaries owned directly or indirectly by the Borrower, (ii) all right, title and interest in and to both the ownership interest of Borrower in any partnership and all distributions payable to the Borrower or any Subsidiary as a partner of any partnership (including Controlled Partnerships but not including Vanderbilt), (iii) all notes payable to Borrower by any Subsidiary or Controlled Partnership evidencing any loan or advance made by Borrower, and (iv) all accounts receivable due to Borrower by any Subsidiary or Controlled Partnership arising by reason of any loan or advance made by Borrower, together with all financing statements, stock certificates and duly executed stock powers necessary to perfect the Agent's security interest therein, in each case whether now owned or hereafter acquired.

         SECTION 2.8 Prepayment. (a) The Borrower may at any time prior to the Conversion Date prepay all or any part of the Advances, without premium or penalty (except as set forth below); provided, however, that no Fixed Rate Segment may be prepaid during an Interest Period unless the Borrower shall pay to the Agent the amounts required by Section 4.2 hereof. The Borrower shall pay all interest accrued to the date of prepayment on any amount prepaid as permitted under the terms of the next preceding sentence on or prior to the Conversion Date in connection with the prepayment in full of the Credit Obligations and the concurrent termination of this Agreement. The Borrower shall give the Agent notice of its intent to pay any Base Rate Loan not later than 11:00 a.m. on the date of payment. Failure to give such notice shall result in payment of interest through the next succeeding Business Day on the amount so paid.

                    (b) The Borrower from time to time after the Conversion Date
(but not more frequently than quarterly), upon not less than three (3) Business Days prior written notice to the Agent, may prepay the Term Loan in whole or in part. The Agent shall give each Lender, within one (1) Business Day thereafter, telephonic notice (confirmed in writing) of such prepayment. Each such prepayment shall be in the aggregate amount of $10,000,000 or such greater amount which is an integral multiple of $1,000,000 or the unpaid balance of all Credit Obligations. No such prepayment shall result in the payment of a portion of the Term Loan bearing interest at a Fixed Rate other than on the last day of the Interest Period of such Loan.

         SECTION 2.9  Notes.

                    (a) Prior to the Conversion Date, the Syndicated Loans made by each Lender shall be evidenced by a single promissory note of the Borrower substantially in the form of Exhibit H-1 hereto, dated the date hereof, payable to such Lender in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed.

                    (b) The Competitive Bid Loans made by any Lender shall be evidenced by a single promissory note of the Borrower substantially in the form of Exhibit H-2 hereto, dated the date hereof, payable to such Lender and otherwise duly completed.

                    (c) The Term Loan made by each Lender on the Conversion Date shall be evidenced by a single promissory note of the Borrower substantially in the form of Exhibit H-3 hereto, dated the Conversion Date, payable to such Lender in a principal amount equal to the amount of its Applicable Commitment Percentage of the Term Loan Commitment and otherwise duly completed.

                    (d) The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan of each Class made by each Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer of the Note evidencing the Loans of such Class held by it, endorsed by such Lender on the schedule attached to such Note or any continuation thereof; provided that the failure of such Lender to make, or any error by the Lender in making any such recordation or endorsement, shall not affect the obligations of the Borrower to make a payment when due of any amount owing hereunder or under such
Note in respect of the Loans to be evidenced by such Note.

                    (e) No Lender shall be entitled to have its Notes subdivided, by exchange for promissory notes of lesser denominations or otherwise, except in connection with a permitted assignment of all or any portion of such Lender's Commitment, Loans and Notes pursuant to Section 10.1 hereof.

                    (f) Each Lender that is a Prior Lender under the Prior Agreement shall surrender to the Borrower the promissory notes delivered to it pursuant to the Prior Agreement in exchange for the Notes described in Section 2.9(a) and (b).

         SECTION 2.10 Reduction in Revolving Facility. The Borrower shall have the right from time to time (but not more frequently than once during each quarterly period), but upon not less than three (3) Business Days written notice to the Agent to reduce the amount of the Revolving Facility. The Agent shall give each Lender, within one (1) Business Day thereafter, telephonic notice (confirmed in writing) of such reduction. Each such reduction shall be in the aggregate principal amount of $10,000,000 or such greater amount which is an integral multiple of $1,000,000, and shall permanently reduce the Commitment of each Lender on a pro rata basis. No such reduction shall result in payment of a Fixed Rate Loan other than on the last day of the Interest Period of such Loan. Each reduction of the Revolving Facility shall be accompanied by payment of the Loans to the extent that the Credit Obligations exceed the Revolving Facility after giving effect to such reductions together with accrued and unpaid interest on the amounts prepaid.

         SECTION 2.11 Unused Fee. The Borrower shall pay to the Agent for the benefit of each Lender a fee (the "Unused Fee") computed at a per annum rate of the then applicable Unused Margin times the daily average Unused Amount of such Lender. The Unused Fee shall be payable quarterly on the last day of each successive March, June, September and December in each year for the immediately preceding quarterly period, commencing on June 30, 1994, and upon the Conversion Date. The Unused Fee shall be computed on an Actual/360 Basis.

         SECTION 2.12 Lending Offices. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

         SECTION 2.13 Letter of Credit Borrowings.

                    (a) NationsBank may issue from time to time in accordance with Section 6.1, in its sole discretion, for the account of the Borrower Letters of Credit in an aggregate outstanding stated amount up to but not to exceed the Letter of Credit Commitment. All Letters of Credit issued pursuant to this Agreement, shall expire on or before the fifth (5th) Business Day next preceding the Conversion Date. The aggregate Letter of Credit Obligations shall at no time exceed the Letter of Credit Commitment. In the event that the Borrower shall pay in full all amounts outstanding under the Revolving Facility and permanently reduce the Revolving Facility to zero as permitted pursuant to
Section 2.10 hereof, it shall simultaneously cause all obligations of NationsBank under the Letters of Credit and all obligations of the Lenders with respect to Participations to be discharged in full, whether by providing replacement letters of credit therefor or payment in full of the amount outstanding with respect to the Letter of Credit.
                    (b) The Borrower hereby unconditionally agrees to pay to NationsBank on demand at the Principal Office (i) all amounts required to pay all drafts drawn in accordance with the terms of the Letter of Credit or purporting to be drawn under the Letters of Credit and (ii) the face amount of each draft complying with the Letter of Credit accepted by NationsBank on the maturity date of such draft, or in the event of a Default or Event of Default, and any and all reasonable expenses of every kind incurred by NationsBank in connection with the Letters of Credit and in any event and without demand to place in possession of NationsBank (which shall include Advances under the Revolving Facility if permitted by Section 2.1 hereof) sufficient funds to pay all debts and liabilities arising under any Letter of Credit. Subject to the terms hereof, the Borrower's obligations to pay NationsBank under this Section 2.13, and the right of NationsBank to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever. NationsBank may charge any account the Borrower may have with it for any and all amounts NationsBank pays under a Letter of Credit, plus commissions, charges and expenses as from time to time agreed to by NationsBank and the Borrower; provided that to the extent permitted by Section 2.1(b), amounts shall be paid pursuant to Advances under the Revolving Facility. The Borrower agrees that NationsBank may, in its sole discretion, accept or pay, as complying with the terms of any Letter of Credit, any drafts or other documents otherwise in order which may be signed or issued by an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, attorney in fact or other legal representative of a party who is authorized under such Letter of Credit to draw or issue any drafts or other documents. The Borrower agrees to pay NationsBank interest on any amounts not paid when due hereunder at the Base Rate plus two percent (2%), or such lower rate as may be required by law.

                    (c) In accordance with the provisions of Section 2.1(b) hereof, NationsBank shall notify the Agent (and shall also notify the Borrower) of any drawing under any Letter of Credit issued for account of the Borrower as promptly as practicable following the receipt by NationsBank of such drawing.

                    (d) Each Lender (other than NationsBank) shall automatically acquire on the date of issuance thereof, a Participation in the liability of NationsBank in respect of each Letter of Credit in an amount equal to such

Lender's Applicable Commitment Percentage of such liability, and to the extent that the Borrower is obligated to pay NationsBank under Section 2.13(a), each Lender (other than NationsBank) thereby shall absolutely, unconditionally and irrevocably assume, and shall be unconditionally obligated to pay to NationsBank as hereinafter described, its Applicable Commitment Percentage of the liability of NationsBank under such Letter of Credit. On the fifth Business Day prior to the Conversion Date, each Lender (including NationsBank in its capacity as a Lender) shall make a Base Rate Loan to the Borrower by paying to the Agent for the account of NationsBank at the Principal Office in Dollars and in immediately available funds, an amount equal to its Applicable Commitment Percentage of any drawing under a Letter of Credit, all as described and pursuant to Section
2.1(b).  With  respect to  drawings  under any of the  Letters  of Credit,  each
Lender, upon receipt from the Agent of notice of a drawing in the manner described in Section 2.1(b), shall promptly pay to the Agent for the account of NationsBank, prior to the applicable time set forth in Section 2.1(b), its Applicable Commitment Percentage of such drawing. Simultaneously with the making of each such payment by a Lender or NationsBank, such Lender shall, automatically and without any further action on the part of NationsBank or such Lender, acquire a Participation in an amount equal to such payment (excluding the portion thereof constituting interest) in the related Reimbursement Obligation of the Borrower. The Reimbursement Obligations of the Borrower shall be immediately due and payable whether by Advances made in accordance with
Section 2.1(b) or otherwise. Each Lender's obligation to make payment to the Agent for the account of NationsBank pursuant to this Section 2.13(d), and the right of NationsBank to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and shall be made without any offset, abatement, withholding or reduction whatsoever. If any Lender is obligated to pay but does not pay amounts to the Agent for the account of NationsBank in full upon receipt of such notice of a drawing as required by this
Section 2.13(d), such Lender shall, on demand, pay to the Agent for the account of NationsBank interest on the unpaid amount for each day during the period commencing on the date of notice given to such Lender pursuant to Section 2.1(b) until such Lender pays such amount to the Agent for the account of NationsBank in full at the interest rate per annum for overnight borrowing by NationsBank from the Federal Reserve Bank.

                    (e) Promptly following the end of each calendar quarter, NationsBank shall deliver to the Agent, and the Agent shall deliver to each Lender, a notice describing the aggregate undrawn amount of Letters of Credit and aggregate face amount of all drafts accepted and outstanding at the end of such quarter. Upon the request of any Lender from time to time, NationsBank shall deliver to the Agent, and the Agent shall deliver to such Lender, any other information reasonably requested by such Lender with respect to the Letter of Credit then outstanding.

                    (f) The issuance by NationsBank of any Letter of Credit shall be subject to the conditions that such Letter of Credit be insuch form, contain such terms and support such transactions or obligations as shall be reasonably satisfactory to NationsBank consistent with its then current practices and procedures with respect to similar letters of credit. All Letters of Credit shall be issued pursuant to and subject to the Uniform Customs and Practice for Documentary Creditors, 1993 revision, International Chamber of Commerce Publication No. 500 and all subsequent amendments and revisions thereto. The Borrower shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as NationsBank shall have reasonably requested consistent with such practices and procedures.
                    (g) Without duplication of Section 10.12 hereof, the Borrower hereby indemnifies and holds harmless NationsBank, each other Lender and the Agent from and against any and all claims and damages, losses, liabilities, costs or expenses which NationsBank, such other Lender or the Agent may reasonably incur (or which may be claimed against NationsBank, such other Lender or the Agent) by any person by reason of or in connection with the issuance or transfer of or payment or failure to pay under any Letter of Credit; provided that the Borrower shall not be required to indemnify NationsBank, any other Lender or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, (i) caused by the willful misconduct or negligence of the party to be indemnified, (ii) caused by the failure of NationsBank to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, unless such payment is prohibited by any law, regulation, court order or decree, or (iii) paid or payable by any Lender under Section 2.15 or Section 9.10 hereof and provided, further, Borrower shall not be required to indemnify any Lender who has failed to perform its obligations hereunder.

                    (h)  Without  limiting  Borrower's  rights  as set  forth in
Section 2.13(g) above, the obligation of Borrower to immediately reimburse Agent for drawings made under the Letter of Credit in accordance with the terms thereof shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit, under all circumstances whatsoever.

                    (i) The Borrower agrees to pay to the Agent for the benefit of the Lenders a per annum Letter of Credit fee equal to the applicable Syndicated Margin in effect at the time of issuance of each such Letter of Credit times the amount of outstanding Letter of Credit Borrowings. In addition, the Borrower agrees to pay to the Agent for its own account an issuance fee equal to one-eighth of one percent (1/8%) per annum times the amount of outstanding Letter of Credit Borrowings. Such fees shall be payable quarterly in arrears on the last day of each March, June, September and December, beginning, however, on the first such day to occur following the Closing Date.

                    (j) The Borrower acknowledges that NationsBank as issuer of the Letter of Credit will be required by applicable rules and regulations of the

Federal Reserve Board to maintain reserves for its liability to honor draws made pursuant to a Letter of Credit notwithstanding the obligation of the Lenders for a Participation in such liability. The Borrower agrees to promptly reimburse NationsBank for all additional costs which it may hereafter incur solely by reason of its acting as issuer of the Letter of Credit and its being required to reserve for such liability, it being understood by the Borrower that other interest and fees payable under this Agreement do not include compensation of NationsBank for such reserves. NationsBank shall furnish to the Borrower at the time of its demand for payment of such additional costs, the computation of such additional cost which shall be conclusive absent manifest error, provided that such computations are made on a reasonable basis.
                    (k) The Borrower shall pay to NationsBank administrative and other fees, if any, in connection with the Letters of Credit in such amounts and at such times as NationsBank and the Borrower shall agree from time to time.

         SECTION 2.14 Pro Rata Payments.  Except as otherwise  provided  herein,
(a) each payment on account of the principal of and interest on the Syndicated Loans and fees (other than the Agent's fees payable under Section 9.11 hereof, which shall be retained by the Agent and the fees payable to NationsBank pursuant to Section 2.13(i) and (k) which shall be retained by NationsBank) described in this Agreement shall be made to the Agent for the account of the Lenders pro rata based on their Applicable Commitment Percentages, (b) each payment on account of principal of and interest on a Competitive Bid Loan shall be made to the Agent for the account of the Lender making such Competitive Bid Loan, and the principal amount of Competitive Bid Loans shall be paid on the last day of the Interest Period for such Competitive Bid Loan, (c) all payments to be made by the Borrower for the account of each of the Lenders on account of principal, interest and fees, shall be made without set-off or counterclaim, and
(d) the Agent will promptly (to the extent received by the Agent by 12:00 noon, Charlotte, North Carolina time within the same Business Day, otherwise the next Business Day if received after 12:00 noon) distribute payments received to the Lenders.

         SECTION 2.15 Deficiency Advances. No Lender shall be responsible for any default of any other Lender in respect to such other Lender's obligation to make any Loan hereunder nor shall the Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Without limiting the generality of the foregoing, in the event any Lender (a "failing Lender") shall fail to advance funds to the Borrower as herein provided, the Agent may in its discretion, but shall not be obligated to, advance under the Note or Notes in its favor as a Lender all or any portion of such amount (the "deficiency advance") and shall thereafter be entitled to payments of principal of and interest on such deficiency advance in the same manner and at the same interest rate or rates to which such failing Lender would have been entitled had such failing Lender made such Advance under its Note or Notes; provided that, upon payment to the Agent from such failing Lender of the entire outstanding amount of such deficiency advance, together with interest thereon, from the most recent date or dates interest was paid to the Agent by the Borrower on each Loan comprising the deficiency advance at the interest rate per annum for overnight borrowing by the Agent from the Federal Reserve Bank, then such payment shall be credited against the Note or Notes of the Agent in full payment of such deficiency advance and the Borrower shall be deemed to have borrowed the amount of such deficiency advance from such failing Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by the Borrower thereon. Acceptance by the Borrower of a deficiency advance from the Agent shall in no way limit the rights of the Borrower against a failing Lender.
         SECTION 2.16 Adjustments by Agent. Notwithstanding the construction of "pro rata" to mean based on the Applicable Commitment Percentage and any provisions contained herein for the advancement of funds or distribution of payments on a pro rata basis, the Agent may, in its discretion, but shall not be obligated to, adjust downward or upward (but not in excess of any applicable Commitment) the principal amount of any Loan to be made by any Lender to the nearest amount which is evenly divisible by $100, and make appropriate related adjustment in the distribution of payments of principal and interest on the Loans.

                                  ARTICLE III

                          INTEREST ON SYNDICATED LOANS

         SECTION 3.1 Applicable Interest Rates. The Borrower shall have the option to elect to have any Syndicated Loan Segment bear interest at the Base Rate or the LIBOR-Based Rate plus the applicable Syndicated Margin. For any period of time and for any Segment with respect to which the Borrower does not elect another interest rate, such Segment shall bear interest at the Base Rate. The Borrower's right to elect a LIBOR-Based Rate shall be subject to the following requirements: (a) each Syndicated Loan Segment shall be in the amount of $5,000,000 or more and in an integral multiple of $1,000,000 and (b) each LIBOR-Based Rate Segment shall have a maturity selected by the Borrower of one, two or three months; provided, however, that no LIBOR-Based Rate Segment shall have a maturity date later than the Conversion Date.

         SECTION 3.2 Procedure for Exercising Interest Rate Options. The Borrower may elect to have a particular interest rate apply to a Segment of a Syndicated Loan by notifying the Agent in writing (which may be by facsimile transmission) not later than 10:00 a.m., Charlotte, North Carolina time, three
(3) Business Days prior to the effective date any LIBOR-Based Rate is to become applicable or on the same day on which a requested Base Rate is to become applicable. Any notice of interest rate election hereunder shall be irrevocable and shall be in the form attached hereto as Exhibit D and shall set forth the following: (a) the amount of the Segment to which the requested interest rate will apply, (b) the date on which the selected interest rate will become applicable, (c) whether the interest rate selected is the Base Rate or a LIBORBased Rate, and (d) if the interest rate selected is a LIBOR-Based Rate, the maturity selected for the Interest Period. On the second Business Day preceding the Business Day that a requested LIBORBased Rate is to become applicable, the Agent shall use its best efforts to notify the Borrower by telephone of the Agent's estimate of the applicable LIBOR-Based Rate by 10:00 a.m., Charlotte, North Carolina time, or as early on that day as may be practical in the circumstances. The Agent shall not be required to provide an estimate of the LIBOR-Based Rate on any day on which dealings in deposits in Dollars are not transacted in the London interbank market. If the Borrower does not immediately accept a LIBOR-Based Rate quoted by the Agent, the Agent may, in view of changing market conditions, revise the quoted LIBOR-Based Rate at any time. No LIBOR-Based Rate shall be effective until mutually agreed upon by the Borrower and the Agent. If the Agent and the Borrower attempt to agree on a LIBOR-Based Rate but fail so to agree, or if there is any uncertainty as to whether or not the Agent and the Borrower have agreed upon a LIBOR-Based Rate, interest shall accrue on the Segment for which a LIBOR-Based Rate has been selected at the then applicable Base Rate.

         SECTION 3.3 Base Rate. Each Segment subject to the Base Rate shall bear interest from the date the Base Rate becomes applicable thereto until payment in full, or until a LIBOR-Based Rate is selected by the Borrower and becomes applicable thereto, on the unpaid principal balance of such Segment on an

Actual/360 Basis. Any change in the Base Rate shall take effect on the effective date of such change in the Base Rate designated by the Agent, without notice to the Borrower and without any further action by the Agent.

         SECTION 3.4 Fixed Rate. Each LIBOR-Based Rate Segment shall bear interest from the date the LIBOR-Based Rate becomes applicable thereto until the end of the applicable Interest Period on the unpaid principal balance of such LIBOR-Based Rate Segment at the LIBOR-Based Rate on an Actual/360 Basis plus the applicable Syndicated Margin.

         SECTION 3.5 Changes in Syndicated Margin. Any change in the rate of interest payable with respect to LIBOR Loans because of a change in the Syndicated Margin shall become effective as of the day of receipt by the Agent of the financial statement furnished to the Agent pursuant to Section 7.3(1) and
(2) hereof and the Compliance Certificate required by Section 7.3(3) to accompany such financial statement and the determination by the Agent, based upon such Compliance Certificate, that as a result of a change in the ratio of Indebtedness of the Borrower and its Consolidated Entities to Consolidated Cash Flow there has been a change in the Syndicated Margin.

                                   ARTICLE IV

              TERMINATION OF LIBOR-BASED RATE AND YIELD PROTECTION

         SECTION 4.1 Suspension of Loans.

                    (a) If at any time the Agent shall reasonably determine (which determination, if reasonable, shall be final, conclusive and binding upon all parties) that:

                             (i) by  reason  of any  changes  arising  after the
                  Closing Date affecting the London interbank market or affecting the position of any Lender or the Agent in such markets, adequate and fair means do not exist for ascertaining the LIBOR-Based Rate with respect to a LIBOR Loan or LIBOR Market Loan; or

                            (ii) the  continuation  by any  Lender  of any LIBOR
                  Loans or LIBOR Market Loans or the funding thereof in the London interbank market would be unlawful by reason of any law, governmental rule, regulation, guidelines or order; or

                           (iii) the continuation by any Lender of any LIBOR Loans or LIBOR Market Loans or the funding thereof in the London interbank market would be impracticable as a result of a contingency occurring after the date of this Agreement that materially and adversely affects the London interbank market;

then, and in any such event, the Agent shall on such date give notice (by telephone and confirmed in writing) to the Borrower of such determination. The obligation of any Lender to make or maintain Fixed Rate Segments so affected or to permit interest to be computed thereon at the LIBOR-Based Rate shall be terminated, and interest shall thereafter be computed on the affected Segment or Segments at the then applicable Base Rate.

                  (b) It is the intention of the parties that the Fixed Rates shall accurately reflect the cost to the Lender of maintaining any Fixed Rate Segment during any period in which interest accrues thereon at a Fixed Rate.
Accordingly:

                             (i) if by  reason  of any  change  after  the  date
                  hereof in any applicable law or governmental rule, regulation or order (or any interpretation thereof and including the introduction of any new law or governmental rule, regulation or order), including any change in the LIBOR Reserve Requirement, the cost to the Lender of maintaining any Fixed Rate Segment or funding the same by means of a London interbank market time deposit shall increase, the Fixed Rate applicable to such Fixed Rate Segment shall be adjusted as necessary to reflect such change in cost to the Lender, effective as of the date on which such change in any applicable law, governmental rule, regulation or order becomes effective.

                            (ii) If any Lender  shall have  determined  that the
                  adoption after the date of this Agreement of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of any Lender) or such Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, as a consequence of the Lender's obligations under this Agreement or the Advances made by such Lender pursuant hereto to a level below that which such Lender or any such Lender's holding company could have achieved but for such adoption, change or compliance (taking into consideration the Lender's guidelines with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender or the Lender's holding company for any such reduction suffered.

         SECTION 4.2 Compensation. The Borrower shall compensate any Lender for all reasonable losses, expenses and liabilities (including any interest by such Lender to lenders on funds borrowed by such Lender to make or carry any Fixed Rate Segment and any loss sustained by the Lender in connection with the re-employment of such funds), that such Lender may sustain: (a) if for any reason (other than a default by such Lender) following agreement between the Borrower and such Lender as to the Fixed Rate applicable to a Fixed Rate Segment the Borrower fails to accept such Fixed Rate Segment, (b) as a consequence of any unauthorized action taken or default by the Borrower in the repayment of any Fixed Rate Segment when required by the terms of this Agreement or (c) with respect to any loss of income incurred by the Lenders (as determined in a reasonable manner by the Agent) associated with the payment of principal other than the last day of an Interest Period with respect to any Fixed Rate Loan. A certificate as to the amount of any additional amounts payable pursuant to
Section 4.2 (setting forth in reasonable detail the basis for requesting such amounts) submitted by such Lender to the Borrower shall be conclusive, in the absence of manifest error. The Borrower shall pay to such Lender the amount shown as due on any such certificate delivered by such Lender within 30 days after the Borrower's receipt of the same.

         SECTION 4.3 Taxes. All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future excise, stamp or franchise taxes or other taxes, whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will

                  (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                  (b) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

                  (c) pay to the Agent for the account of the Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Agent or any Lender with respect to any payment received by the Agent or such Lender hereunder, the Agent or such Lender may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by the Agent or such Lender after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount the Agent or such Lender would have received had no such Taxes been asserted. Upon the request of the Borrower or the Agent, each Lender and each participant that is organized under the laws of a jurisdiction other than the United States shall, prior to the due date or any payments under the Notes, execute and deliver to the Borrower and the Agent, on or about the first scheduled payment date in each Fiscal Year, one or more (as the Borrower or the Agent may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable (if any are) to establish the extent, if any, to which a payment to such Lender or participant is exempt from withholding or deduction of Taxes.

         If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Lender, the required amounts, receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by the Lender as a result of any such failure. For purposes of this Section 4.3, a distribution hereunder by the Agent or any Lender to or for the account of any Lenders shall be deemed a payment by the Borrower.

         If Taxes are incorrectly or illegally paid or assessed, and if any Lender or the Agent contests the assessment of such Taxes, such Lender or the Agent shall refund, to the extent of any refund made to such Lender or the Agent, any amounts paid by the Borrower under this Section in respect of such Taxes.

         Without prejudice to the survival of any other agreements of the Borrower hereunder or any other Loan Document, the agreements of the Borrower contained in this Section shall survive the payment in full of all its Credit Obligations and the termination of all Commitments.

         To the extent any Lender shall become liable for the payment of any Taxes hereunder and shall seek reimbursement therefor pursuant to this Section 4.3, the Borrower shall be entitled, upon the giving of five Business Days notice to the Agent, (i) to replace such Lender with a substitute lender, and
(ii) in connection with such substitution, prepay in full the outstanding Commitment of the Lender requesting reimbursement without penalty or payment under Section 4.2 hereof.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         The Borrower and each Participating Subsidiary and Participating Partnership jointly and severally represent and warrant to the Agent and the Lenders as follows:

         SECTION 5.1 Organization, Powers, Existence, etc. (a) The Borrower and each Consolidated Entity is duly organized or formed, validly existing and in good standing under the laws of the state in which it is incorporated or formed,
(b) the Borrower and each Consolidated Entity has the power and authority to own its properties and assets and to carry on its business as now being conducted,
(c) the Borrower and each Consolidated Entity has the power to execute, deliver and perform the Loan Documents to which it is a party, and (d) the Borrower and each Consolidated Entity is duly qualified to do business in each state in which it is required to be so qualified.

         SECTION 5.2 Authorization of Borrowing, etc. The execution, delivery and performance of the Loan Documents (a) have been duly authorized by all requisite action and (b) will not violate any Governmental Requirement, the certificate of incorporation, bylaws or partnership agreement of the Borrower or any Consolidated Entity, or any indenture, agreement or other instrument to which the Borrower or any Consolidated Entity is a party, or by which the Borrower or any Consolidated Entity or any of their properties are bound, or be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any Lien upon any of the properties or assets of the Borrower or any Consolidated Entity, except as required by the terms of this Agreement.

         SECTION 5.3 Liabilities. The Borrower has furnished to the Agent and the Lenders a copy of the audited consolidated balance sheet of the Borrower and the Consolidated Entities dated as of December 31, 1993 and a statement of changes in shareholders' equity and the related statements of income and cash flow as of the end of Fiscal Year 1993 and the unaudited consolidated balance sheet of the Borrower and the Consolidated Entities dated as of March 31, 1994, and the related statements of income and cash flow for the fiscal period then ended. Such financial statements were prepared in conformity with GAAP consistently applied throughout the period involved, are in accordance with the books and records of the Borrower and the Consolidated Entities, are correct and complete and present fairly the financial condition of the Borrower and the Consolidated Entities as of the date of such financial statements, and, since the date of such financial statements, no material adverse change in the financial condition, business or operations of the Borrower or any of the Consolidated Entities has occurred. Neither the Borrower nor any Consolidated Entity has any Liabilities, Guaranteed Obligations or other obligations or liabilities, direct or contingent, in an aggregate amount in excess of $300,000 other than (a) the Liabilities reflected in such balance sheet and the notes thereto or (b) Liabilities incurred in the ordinary course of business.

         SECTION 5.4 Taxes. The Borrower and each Consolidated Entity has filed or caused to be filed all federal, state and local tax returns that are required to be filed, and has paid all taxes as shown on said returns or on any assessment received by the Borrower or any Consolidated Entity to the extent that such taxes have become due.

         SECTION 5.5 Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of the Borrower, threatened against or affecting the Borrower, any Consolidated Entity or any Facility, by or before any Governmental Authority that involve any of the transactions contemplated in this Agreement or the possibility of any judgment or liability that may result in a material adverse change in the operations or financial condition of the Borrower and the Consolidated Entities, on a consolidated basis; and neither the Borrower nor any Consolidated Entity is in default with respect to any material Governmental Requirement.

         SECTION 5.6 Agreements. Neither the Borrower nor any Consolidated Entity is in default in the performance, observance or fulfillment of any of the obligations contained in any agreement or instrument to which it is a party, which default could have a material adverse effect upon the operations or financial condition of the Borrower and the Consolidated Entities on a consolidated basis.

         SECTION 5.7 Use of Proceeds. Neither the Borrower nor any Participating Subsidiary or Participating Partnership intends to use any part of the proceeds of Advances or proceeds of drawings under Letters of Credit for the purpose of purchasing or carrying any Margin Stock or retiring any debt incurred to purchase or carry any Margin Stock or for any other purpose that is not expressly authorized by this Agreement.

         SECTION 5.8 ERISA Requirement. (i) The execution and delivery of the Loan Documents will not involve any prohibited transaction within the meaning of ERISA, (ii) the Borrower and each Consolidated Entity has fulfilled its obligations under the minimum funding standards imposed by ERISA and each is in compliance in all material respects with the applicable provisions of ERISA, and
(iii) no "Reportable Event," as defined in Section 4043(b) of Title IV of ERISA, has occurred with respect to any plan maintained by the Borrower or any of its Consolidated Entities.

         SECTION 5.9 Subsidiaries. The Borrower has no direct or indirect equity ownership in any person other than (a) Controlled Partnerships, Subsidiaries and Consolidated Entities and (b) those ownership interests listed in Exhibit L. None of the Subsidiaries or Controlled Partnerships has any direct or indirect equity ownership in any other person except other Consolidated Entities except as set forth in subparagraph (b) in the preceding sentence. The Borrower's ownership interest in each Subsidiary and Controlled Partnership is free and clear of all Liens, warrants, options, rights to purchase and other interests of any person except for rights of first refusal that apply to certain limited partnership interests whose value is not material in amount and rights of first refusal given to certain limited partners of HEALTHSOUTH Rehabilitation Center of Charlotte Limited Partnership and HEALTHSOUTH Rehabilitation Center of San Francisco Limited Partnership covering the Borrower's general partnership interests therein. All capital stock of the Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable. There have been delivered and pledged to the Lender all certificates representing all capital stock in all Subsidiaries. All now-existing Subsidiaries and Controlled Partnerships are listed in Exhibit M hereto.

         SECTION 5.10 Principal Place of Business. The principal place of business and chief executive office of the Borrower is at its address shown in
Section 10.2 and will not be changed from such address unless, prior to such change, the Borrower shall have notified the Agent of the proposed change, and in no event will the Borrower's principal place of business or chief executive office be located outside the State of Alabama.

         SECTION 5.11 Environmental Laws. The Borrower and each Consolidated Entity are in material compliance with all applicable federal, state and local laws and regulations relating to air, water, soil and other environmental quality and all material laws relating to the handling and disposal of hazardous waste materials.

         SECTION 5.12 Disclosure. No financial statement, document, certificate or other written communication furnished to the Agent or the Lenders by or on behalf of the Borrower or any Consolidated Entity or to the extent not a Consolidated Entity any Participating Subsidiary or Participating Partnership in connection with any Loan Document contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. There is no fact known to the Borrower that materially adversely affects the business or condition of the Borrower or any Material Group that has not been disclosed herein or in such financial statements.

         SECTION 5.13 Licenses. All material certificates of need, licenses, permits, accreditations and approvals required by all Governmental Authorities necessary in order for each Facility to be operated for its intended purpose have been obtained and are in full force and effect.

         SECTION 5.14 Title to Properties. The Borrower has good and marketable title to all its properties and assets reflected on the balance sheet referred to in Section 5.3 except for those matters shown on such balance sheet and except for such properties and assets as have been disposed of since the date of said balance sheet as no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of the business and except that the property of HEALTHSOUTH Doctors' Hospital, Inc. is held subject to a right of first refusal benefitting the Dr. John T. Macdonald Foundation. All such properties and assets are free and clear of all Liens, except as otherwise permitted or required by the provisions of the Loan Documents.

                                   ARTICLE VI

                         GENERAL CONDITIONS OF LENDING

         The Lenders' obligation to make each Advance hereunder is subject to the following conditions precedent:

         SECTION 6.1 Representations and Warranties. On the date of each Advance hereunder and on the date the Borrower presents to the Agent a Request for Advance or Interest Rate Election form or Competitive Bid Quote Request or Application, and on the Conversion Date the representations and warranties set forth in this Agreement and in all other Loan Documents shall be true and correct on and as of such date with the same effect as though such representations and warranties had been made on the date of the Advance or on the date the Borrower presents to the Agent a Request for Advance or Interest Rate Election form or Competitive Bid Quote Request or Application or on the Conversion Date, as the case may be. Each such warranty and representation shall be deemed to be continuing in effect so long as this Agreement remains in effect. The presentation by the Borrower of each Request for Advance or Interest Rate Election, Competitive Bid Quote Request, Application or Term Note shall constitute a representation and warranty by the Borrower to the Lender that no material adverse change in the financial condition of the Borrower and the Consolidated Entities, on a consolidated basis, as reflected in the financial statements delivered to the Agent and Lenders pursuant to Section 5.3 has occurred since the date of such financial statements.

         SECTION 6.2 No Default. On the date of each Advance and issuance of a Letter of Credit hereunder and on the Conversion Date, the Borrower and all Material Groups shall be in compliance with all the terms and conditions set forth in this Agreement on its or their part to be observed or performed, and no Event of Default, nor event that upon notice or lapse of time or both would constitute an Event of Default, shall have occurred and be continuing.

         SECTION 6.3 Supporting Documents.

                  (a) The Agent, on behalf of the Lenders, shall have also received on the date of execution of this Agreement (i) a copy of resolutions of the Board of Directors of the Borrower, certified as in full force and effect on such date by the Secretary of the Borrower, authorizing the execution, delivery and performance of the Loan Documents and authorizing designated officers of the Borrower to execute and deliver the Loan Documents on behalf of the Borrower and to execute and deliver to the Agent Request for Advance or Interest Rate
Election or Competitive Bid Quote Request forms and Applications; (ii) a certificate of the Secretary of the Borrower, dated such date, certifying that
(A) an attached copy of the Certificate of Incorporation and bylaws of the Borrower is true and correct as of such date, (B) that the Certificate of Incorporation and Bylaws of the Borrower have not been amended since the date of the last amendment attached thereto and (C) the incumbency and specimen signatures of the designated officers referred to in clause (i) above; (iii) an Opinion of Counsel to the Borrower in the form required by the Agent; (iv) duly executed Pledge Agreements by the Borrower, the Participating Subsidiaries and the Participating Partnerships to the extent applicable, together with all stock powers, stock certificates and financing statements related thereto; (v) such additional supporting documents as the Agent may reasonably request; and (vi) all fees payable to the Agent and the Lenders.

                  (b) The Agent, on behalf of the Lenders, shall also have received on or before the date on which a Subsidiary becomes a Participating Subsidiary (on or before the Closing Date in the case of each Subsidiary listed in Exhibit G hereto) (i) a copy of resolutions of the Board of Directors and shareholders of such Subsidiary (if necessary) certified as in full force and effect on the date thereof by the Secretary of such Subsidiary, authorizing such Subsidiary's execution, delivery and performance of, and the assumption of liability under, the Loan Documents and all other agreements and instruments that this Agreement contemplates will be executed, delivered and performed by such Subsidiary; (ii) a copy of the Certificate of Incorporation or Articles of Incorporation, as the case may be, and Bylaws of such Subsidiary, certified as true and correct on and as of the date on which Loan Documents are executed and delivered by the Borrower and such Subsidiary; (iii) an Opinion of Counsel to such Subsidiary in a form acceptable to the Agent as to the execution and delivery by such Subsidiary of the Loan Documents and other matters related thereto; (iv) fully executed copies of all Loan Documents that this Agreement contemplates will be executed or delivered (or both) by such Subsidiary (including a fully executed Subsidiary Guaranty Agreement); and (v) such additional supporting documents as the Agent or its counsel may reasonably request.

                  (c) The Agent, on behalf of the Lenders, shall also have received on or before the date on which a Controlled Partnership becomes a Participating Partnership (on or before the Closing Date in the case of each Controlled Partnership listed in Exhibit G hereto) (i) a copy of the partnership agreement under which such Controlled Partnership was formed, certified as true and correct on and as of the date of which Loan Documents are executed and delivered by the Borrower and such Controlled Partnership; (ii) an Opinion of Counsel to such Controlled Partnership in a form acceptable to the Agent as to the execution and delivery by such Controlled Partnership of the Loan Documents and other matters related thereto; (iii) fully executed copies of all Loan Documents that this Agreement contemplates will be executed or delivered (or both) by such Controlled Partnership (including a fully executed Partnership Guaranty Agreement); and (iv) such additional supporting documents as the Agent or its counsel may reasonably request.

                                  ARTICLE VII

                       GENERAL COVENANTS OF THE BORROWER

         From the date on which this Agreement is delivered until payment in full of the Credit Obligations and the termination in writing of the Lenders' obligation to extend credit under this Agreement, the Borrower and each Participating Subsidiary and Participating Partnership, jointly and severally, covenant and agree that:

         SECTION 7.1 Existence, Properties, etc. The Borrower shall, and shall cause each Consolidated Entity to, (a) do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises and comply with all Governmental Requirements applicable to it and (b) at all times maintain, preserve and protect all franchises and trade names and preserve all of its property used or useful in the conduct of its business and keep the same in good repair, working order and condition, and from time to time make, or cause to be made, all needful and proper repairs and improvements thereto (normal wear and tear excepted).

         SECTION 7.2 Payment of Indebtedness, Taxes, etc. The Borrower shall, and shall cause each Consolidated Entity to, (a) pay its indebtedness and obligations in accordance with normal terms and (b) pay and discharge or cause to be paid and discharged promptly all taxes, assessments and other charges or levies of Governmental Authorities imposed upon it or upon its income and profits or upon any of its properties before the same shall become in default; provided, however, that the Borrower and the Consolidated Entities shall not be required to pay and discharge or cause to be paid and discharged any such indebtedness, obligation, tax, assessment, charge, levy or claim so long as the validity thereof shall be duly pursued and contested in good faith by appropriate proceedings and the Borrower and the Consolidated Entities shall maintain adequate reserves for such taxes, indebtedness, obligations, assessments, charges, levies or claims during such proceedings.

         SECTION 7.3 Financial Statements, Reports, etc. It shall deliver or cause to be delivered to the Agent and each Lender:

                  (1) Not later than 50 days after the end of each calendar quarter, a balance sheet and a statement of revenues and expenses of the Borrower and its Consolidated Entities on a consolidated and on a consolidating basis (provided Borrower may report the results of operations of its outpatient centers on an aggregate basis) and a statement of cash flow of the Borrower and its Consolidated Entities on a consolidated basis for such calendar quarter and for the period beginning on the first day of the fiscal year and ending on the last day of such calendar quarter (in sufficient detail to indicate the Borrower's and each Consolidated Entity's compliance with the financial covenants set forth in this Article VII), together with statements in comparative form for the corresponding periods in the preceding fiscal year together with calculations supporting the same store performance as summarized in the Borrower's Form 10-Q for the corresponding period, and certified by the president or chief financial officer of the Borrower.

                  (2) Not later than 100 days after the end of each fiscal year, financial statements (including a balance sheet, a statement of revenues and expenses, a statement of changes in shareholders' equity and a statement of cash flow) of the Borrower and its Consolidated Entities on a consolidated and on a consolidating basis (provided Borrower may report the results of operations of its outpatient centers on an aggregate basis) for such fiscal year (in sufficient detail to indicate the Borrower's and each Consolidated Entity's compliance with the financial covenants set forth in this Article VII), together with statements in comparative form for the preceding fiscal year together with calculations supporting the same store performance as summarized in the Borrower's Form 10-K for the corresponding period, and accompanied by an opinion of certified public accountants acceptable to the Agent, which opinion shall state in effect that such financial statements (A) were audited using generally accepted auditing standards, (B) were prepared in accordance with generally accepted accounting principles applied on a consistent basis, and (C) present fairly the financial condition and results of operations of the Borrower and its Consolidated Entities for the periods covered.

                  (3) Together with the financial statements required by paragraphs (1) and (2) above a compliance certificate duly executed by the chief executive officer or the president or chief financial officer of the Borrower in the form of Exhibit I attached hereto ("Compliance Certificate"), accompanied by a contribution report in the form attached as Schedule I-3 to Exhibit I and an accounts receivable aging report in the form attached as Schedule I-4 to Exhibit I.

                  (4) Promptly upon receipt thereof, copies of all reports, management letters and other documents submitted to the Borrower or any Consolidated Entity by independent accountants in connection with any annual or interim audit of the books of the Borrower or any Consolidated Entity made by such accountants.

                  (5) Contemporaneously with the distribution thereof to the Borrower's or any Consolidated Entity's stockholders or partners or the filing thereof with the Securities and Exchange Commission, as the case may be, copies of all statements, reports, notices and filings distributed by the Borrower or any Consolidated Entity to its stockholders or partners or filed with the Securities and Exchange Commission (including reports on SEC Forms 10-K, 10-Q and 8-K).

                  (6) Promptly after the Borrower knows or has reason to know of the occurrence of any "reportable event" under Section 4043 of ERISA applicable to the Borrower or any Consolidated Entity, a certificate of the president or chief financial officer of the Borrower setting forth the details as to such "reportable event" and the action that the

         Borrower or the Consolidated Entity has taken or will take with respect thereto, and promptly after the filing or receiving thereof, copies of all reports and notices that the Borrower and each Consolidated Entity files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the United States Department of Labor.

                  (7) Promptly after the Borrower or any of its Consolidated Entities becomes aware of the commencement thereof, notice of any investigation, action, suit or proceeding before any Governmental Authority involving the condemnation or taking under the power of eminent domain of any of its property or the revocation or suspension of any permit, license, certificate of need or other Governmental Requirement applicable to any Facility.

                  (8) Within 10 days of the receipt by the Borrower or any of its Consolidated Entities, copies of all material deficiency notices, compliance orders or adverse reports issued by any Governmental Authority or accreditation commission having jurisdiction over licensing, accreditation or operation of a Facility or by any Governmental Authority or private insurance company pursuant to a provider agreement, which, if not promptly complied with or cured, could result in the suspension or forfeiture of any license, certification or accreditation necessary in order for the Facility to carry on its business as then conducted or the termination of any material insurance or reimbursement program available to the Facility.

                  (9) No less frequently than once in each calendar year and at any time the Agent reasonably requests, a certificate of the risk management director of the Borrower describing all insurance maintained by the Borrower and its Consolidated Entities, and certifying that such insurance complies with the requirements of this Agreement and attaching thereto the certificates of insurance issued by the insurers for all insurance described in such certificate; provided, however, the Borrower shall promptly notify the Agent of any material change in the insurance coverages required by this Agreement or any other Loan Document.

                  (10) Such other information regarding any Facility or the financial condition or operations of the Borrower or its Consolidated Entities as the Agent shall reasonably request from time to time or at any time.

         SECTION 7.4 Litigation Notice. The Borrower shall, promptly after the same shall have become known to any officer of the Borrower, notify the Agent in writing of any action, suit or proceeding at law or in equity or by or before any Governmental Authority that, if adversely determined, might impair the ability of the Borrower or any Material Group to perform its obligations under this Agreement or any other Loan Document or might materially and adversely affect the business or condition, financial or other, of the Borrower or any Material Group.

         SECTION 7.5 Default Notice. The Borrower shall promptly give notice in writing to the Agent of the occurrence of any Default or Event of Default.

         SECTION 7.6 Further Assurances. The Borrower shall at its cost and expense, upon the request of the Agent, duly execute and deliver, or cause to be duly executed and delivered, to the Agent such further instruments and do and cause to be done such further acts as may be reasonably necessary or proper in the opinion of the Agent or its counsel to carry out more effectively the provisions and purposes of the Loan Documents.

         SECTION 7.7 Insurance. The Borrower and each Consolidated Entity shall at all times maintain in force, and pay all premiums and costs related to, insurance coverages comparable to the coverages reviewed by the Agent prior to the Closing Date a summary of which coverage is set forth in Exhibit J hereto and any other coverages required under applicable Governmental Requirements. The Borrower shall deliver to the Agent annually on or before the anniversary date of this Agreement, and at such other time or times as the Agent may request (but not more often than monthly), a certificate of the president or chief financial officer of the Borrower setting out in such detail as the Agent may reasonably require a description of all insurance coverages maintained by the Borrower and each Consolidated Entity. The Agent shall have no obligation to give the Borrower or any Consolidated Entity notice of any notification received by the Agent with respect to any insurance policies or take any steps to protect the Borrower's or any Consolidated Entity's interests under such policies.

         SECTION 7.8  Covenants Regarding Financial Condition.

                  (a)      The Borrower covenants and agrees that:

                           (1) Minimum Net Worth.  Consolidated  Net Worth shall
                  not be less than $300,000,000 plus (A) 75% of Consolidated Net Income (if positive and including for purposes of this Section 7.8(a)(1) only any extraordinary gain), on an ongoing basis for each fiscal quarter beginning with the fiscal quarter ending June 30, 1994, plus (B) the aggregate amount of all increases, if any, in its capital accounts resulting from the issuance of Capital Stock or conversion of debt into Capital Stock or other securities properly classified as equity in accordance with generally accepted accounting principles, or from the sale or other disposition of treasury shares, from the date of this Agreement through the date of determination.

                           (2) Working Capital Ratio.  The ratio of Consolidated
                  Current Assets to Consolidated Current Liabilities shall not at any time be less than 2.00 to 1.00.

                           (3) Consolidated Leverage Ratio. The ratio of Indebtedness of Borrower and its Consolidated Entities to Consolidated Total Capital shall during the periods set forth below be equal to or less than the ratio set forth opposite such period:

                                                         Ratio of
                                                                  Consolidated
                       Period                  Indebtedness   to  Total Capital

                  Closing Date through            .75                 1.00
                    September 30, 1994
                  October 1, 1994 through         .725                1.00
                    December 31, 1995
                  January 1, 1996 through         .675                1.00
                    December 31, 1996
                  January 1, 1997 through         .65                 1.00
                    the Conversion Date
                  Thereafter                      .55                 1.00

                           (4) Senior Indebtedness to Consolidated Total Capital. The ratio of Senior Indebtedness to Consolidated Total Capital shall at all times be equal to or less than .45 to 1.00.

                           (5) Indebtedness to Consolidated Cash Flow. The ratio
                  of Indebtedness of the Borrower and its Consolidated Entities to Consolidated Cash Flow shall at all times during the periods set forth below be equal to or less than the ratio set forth opposite such period:

                                                          Ratio of
                                                                  Consolidated
                        Period               Indebtedness    to     Cash Flow

                  Closing Date through            5.50                  1.00
                    September 30, 1994
                  October 1, 1994 through         5.00                  1.00
                    December 31, 1994
                  January 1, 1995 through         4.75                  1.00
                    June 30, 1995
                  July 1, 1995 through            4.25                  1.00
                    December 31, 1995
                  January 1, 1996 through         3.75                  1.00
                    December 31, 1996
                  January 1, 1997 and             3.50                  1.00
                    Thereafter

                           (6) Debt  Service  Coverage  Ratio.  The Debt Service
                  Coverage Ratio shall not at any time be less than 1.75 to 1.00.

                           (7) EBITDA Coverage Ratio. The EBITDA Coverage Ratio
                  shall not at any time be less than 2.25 to 1.00.

                           (8)  Capital  Expenditures.   The  Borrower  and  the
                  Consolidated Entities on a consolidated basis will not (i) make Capital Expenditures on a non-cumulative basis in an amount in excess of (a) in Fiscal Year 1994 $135,000,000 plus up to $40,000,000 to be utilized solely for the purpose of acquiring Diagnostic Health Corporation and capital expenditures relating to Diagnostic Health Corporation subsequent to its acquisition, but in no event shall total Capital Expenditures exceed $170,000,000 in Fiscal Year 1994, and (b) in any Fiscal Year thereafter the lesser of
                  $150,000,000 or 100% of Cash Flow Available for Capital Expenditures (including Capital Expenditures not to exceed $20,000,000 related to Diagnostic Health Corporation) and (ii) make Capital Expenditures exceeding in the aggregate $20,000,000 during any Fiscal Year with respect to any one particular Facility. There shall not be included as a Capital Expenditure the portion of the purchase price of any Acquisition which is paid for with Capital Stock of the Borrower; provided, however, that the total of (x) Capital Expenditures and (y) Acquisitions in which Capital Stock is used to pay all or a portion of the purchase price may not exceed $250,000,000 in any Fiscal Year. For purposes of this
                  Section 7.8(a)(8) the value of a share of Capital Stock of Borrower shall be the closing price of such Capital Stock on the New York Stock Exchange on the effective date of such Acquisition. In addition, the portion of the purchase price of any Acquisition which represents the acquisition of accounts receivable shall not be included as a Capital Expenditure for purposes of determining compliance with this Section 7.8(a)(8) if (i) such accounts receivable are less than 151 days old and
                  (ii) the portion of the purchase price represented by accounts receivable does not exceed 30% of the purchase price of the Acquisition (any amount by which the accounts receivable exceed 30% of the purchase price of the Acquisition to be treated as a Capital Expenditure). All accounts receivable shall be valued at the lesser of the net amount owed thereon or their book value.

                           (9) Indebtedness. The Borrower and Consolidated Entities on a consolidated basis will not incur, or otherwise become liable with respect to, any Indebtedness other than (A) the Credit Obligations; (B) Indebtedness arising under those Letters of Credit set forth on Exhibit K which Letters of Credit shall not be modified or amended; (C) the Senior
                  Subordinated Notes and the Convertible Subordinated Debentures; (D) up to an aggregate of $10,000,000 of unsecured Indebtedness incurred prior to the Maturity Date, but no extension, renewal or replacement thereof; (E) up to $10,000,000 of Indebtedness incurred to purchase property, plant or equipment; (F) Guaranteed Obligations permitted under
                  Section 7.8(a)(10); and (G) Subordinated Indebtedness of the Borrower, the proceeds of which are used to permanently reduce the principal portion of the Senior Subordinated Notes or the Convertible Subordinated Debentures so long as such Subordinated Indebtedness is (i) unsecured, (ii) bears interest at a rate of 12% or less per annum, (iii) contains covenants, restrictions, terms of subordination and redemption provisions no less favorable to the Lenders than those contained in Indentures pursuant to which the Senior Subordinated Notes or Convertible Subordinated Debentures, as the case may be, were issued, as such Indentures exist on the Closing Date, (iv) prohibits payment of principal whether by its terms or by prepayment prior to 100 days next following the Maturity Date, and (v) does not result in an increase in the amount of outstanding Indebtedness.

                          (10)   Guarantees.   Borrower  and  the  Consolidated
                  Entities on a consolidated basis will not incur any Guaranteed Obligations (whether by directly guaranteeing obligations of another person or by agreement to purchase the indebtedness of any other person, or entering into an agreement for the furnishing of funds to any other person through the purchase of goods, supplies or services or by way of stock purchase, contribution, advance or loan for the purpose of paying or discharging the indebtedness of any other person or otherwise), in an aggregate amount in excess of $30,000,000, except for (A) the endorsement of negotiable instruments in the ordinary course of business for collection; (B) obligations arising by reason of the Borrower's status as a general partner of a Controlled Partnership; (C) obligations to advance funds to Subsidiaries and Controlled Partnerships, but only so long as the note or notes or accounts receivable evidencing the advance of such funds is assigned to the Agent as security for the Credit Obligations; (D) the guarantees arising under the Guaranty Agreements; (E) the guarantee of up to $22,000,000 of Indebtedness of Vanderbilt, and (F) guarantees of Indebtedness incurred to pay the principal amount of the Credit Obligations, provided that, concurrently with the incurrence of such Guaranteed Obligation, the Borrower and the Agent agree in writing to reduce the credit available to the Borrower under this Agreement by an amount equal to the amount of such Guaranteed Obligations and the Borrower pays any fee required to be paid in connection with such reduction.

                           (11) Lease Payments.  Borrower will not, and will not
                  permit any Consolidated Entity to, incur the obligation to make Lease Payments in an aggregate amount in excess of $3,500,000 in any Fiscal Year; and the Borrower and its Consolidated Entities on a consolidated basis will not incur the obligation to make Lease Payments in an aggregate amount in excess of (i) $60,000,000 in the Fiscal Year ended December 31, 1994, (ii) $65,000,000 in the Fiscal Year ended December 31, 1995, (iii) $70,000,000 in the Fiscal Year ended December 31, 1996, and (iv) $75,000,000 in any Fiscal Year thereafter.

                           (12)   Investment   and  Loans.   Borrower  and  the
                  Consolidated Entities on a consolidated basis will not, directly or indirectly, purchase or otherwise acquire any stock, security, obligation or evidence of indebtedness of, make any capital contribution to, own any equity interest in, or make any loan or advance to, any other person; provided, however, that it may continue to hold (A) all stock of and own partnership interests in the persons that constitute Consolidated Entities on the Closing Date; (B) stock of, partnership interests in, and assets of, new Consolidated Entities acquired subsequent to the Closing Date (such purchases to be included as a Capital Expenditure for purposes of determining compliance with Section 7.8(a)(8) hereof); (C) Permitted Investments; and (D) investments in an aggregate amount not exceeding $20,000,000 in corporations, partnerships or joint ventures who do not constitute Consolidated Entities (such investments not to be included as a Capital Expenditure for purposes of determining compliance with Section 7.8(a)(8) hereof), provided if any single investment exceeds $15,000,000, Borrower shall provide to the Agent prior to making such investment, a Compliance Certificate demonstrating that on a pro forma historical basis giving effect to such investment as at the beginning of the most recent Four-Quarter Period covered by such Compliance Certificate no Default or Event of Default would exist.

                           (13) Disposition of Assets. Borrower and the Consolidated Entities on a consolidated basis will not without the consent of the Required Lenders (which consent shall not be unreasonably withheld), sell, lease, transfer or otherwise dispose of in excess of 5% of their total properties and assets over the term of this Agreement; except (A) the Borrower may lease its existing skilled nursing facility located in New Orleans, Louisiana to a third party on terms fairly reflecting current market conditions at the time of lease, and (B) the Borrower may sell physician or medical office buildings or other non-revenue producing properties and out-patient buildings listed in Exhibit O, other than a Facility, at a price not less than the book value of such property at the time of sale.

                           (14) Consolidation or Merger. Borrower and its Consolidated Entities may merge or consolidate with another person only if (i) in the case of a merger or consolidation of the Borrower, the Borrower is the continuing or surviving entity, (ii) in the case of a merger or consolidation involving a Consolidated Entity, the continuing or surviving entity is majority-owned by the Borrower (with such majority ownership constituting a controlling interest), and (iii)
                  before and after giving effect to the proposed merger or consolidation, no Default or Event of Default shall exist under  this  Agreement;  provided  that  in  the  case  of any consolidation or merger with a person which is not a Consolidated Entity and the total assets of such person exceed $15,000,000 the Borrower shall provide to the Agent prior to such merger or consolidation a Compliance Certificate demonstrating that on a pro forma historical basis giving effect to such merger or consolidation as at the beginning of the most recent Four-Quarter Period covered by such Compliance Certificate no Default or Event of Default would exist.

                           (15) Liens.  Borrower  will not,  and will not permit
                  any Consolidated Entity to, incur, create, assume or permit to exist any Lien upon any of its accounts receivable, contract rights, chattel paper, inventory, equipment, instruments, general intangibles or other personal or real property of any character, whether now owned or hereafter acquired, other than
                  (i) Liens that constitute Permitted Encumbrances, (ii) Liens existing as of the date hereof and described on Exhibit N hereof and (iii) Liens securing Indebtedness incurred under
                  Section 7.8(a)(9)(E) so long as the Lien extends only to the asset acquired with such Indebtedness.

                           (16) Dividends and  Distributions.  Borrower will not
                  permit any Consolidated Entity to be or become subject to any restrictions on the ability of such Consolidated Entity to pay dividends or to make partnership distributions.

                           (17) Acquisitions. Prior to entering into any agreement to acquire any person or Facility, the Borrower shall provide to the Agent evidence, (i) that the person or Facility to be acquired is in the same line of business presently engaged in by the Borrower or its Consolidated Entities, (ii) that the person or Facility to be acquired does not oppose the Acquisition, and (iii) if the cost of the Acquisition exceeds $15,000,000, prior to consummation of such Acquisition deliver to the Agent a Compliance Certificate demonstrating on a pro forma basis, giving effect to such Acquisition, that no Default or Event of Default will exist under this Agreement.

                           (18) Restricted  Payments.  Borrower will not declare
                  or pay dividends (other than stock dividends) or make any other stockholder distributions to the shareholders of the Borrower or redemptions or purchases of the Capital Stock of Borrower, or make any principal payments with respect of Subordinated Indebtedness (collectively "Restricted Payments") except Borrower may make Restricted Payments in any Fiscal Year so long as such payments are less than 25% of Consolidated Net Income for such Fiscal Year and Borrower shall deliver to the Agent prior to making any such Restricted Payment a Compliance Certificate demonstrating that on a pro forma basis after giving effect to such payment no Default or Event of Default exists.

                           (b) Except as  otherwise expressly  provided in this
         Section 7.8, (i) the Borrower shall also cause and require each of its Consolidated Entities to observe and perform each of the covenants and agreements of this section to be observed and performed by the
         Borrower, whether or not a specific reference is made to the Consolidated Entities in each such covenant (other than the financial covenants set forth in paragraphs (1) through (7) of subsection (a) above, which apply to the Borrower and the Consolidated Entities on a consolidated basis), and (ii) all computations required in connection with such financial covenants and the limitations set forth in paragraphs (8) through (18) of subsection (a) above shall be made for the Borrower and its Consolidated Entities on a combined or consolidated basis, in accordance with generally accepted accounting principles, after elimination of intercompany items.

         SECTION 7.9 Continuation of Current Business. Neither the Borrower nor any Consolidated Entity will (i) engage in any business other than the business now being conducted by it and other businesses directly related to providing rehabilitation services (including outpatient surgery, diagnostic services and management of physician practices) or orthopedic surgery related acute care similar in operation (but not in scope) to the HEALTHSOUTH Medical Center Facility or (ii) acquire or attempt to acquire any person who is opposed to such acquisition.

         SECTION 7.10 Management Contracts. Neither the Borrower nor any Consolidated Entity will enter into any agreement whereby the management, supervision or control of its business or any Facility shall be delegated to or placed in any persons other than its governing body and officers, the Borrower or a Consolidated Entity, except that management of the Facility owned by Vanderbilt Stallworth Rehabilitation Hospital, L.P. is vested in part in a Governance Committee and in part in a Subsidiary of the Borrower pursuant to the applicable limited partnership agreement and a management agreement.

         SECTION 7.11 Cooperation; Inspection of Properties. The Borrower shall, and shall cause the Consolidated Entities to, permit the Lenders and their representatives to inspect the Borrower's and the Consolidated Entities' properties and assets, and to inspect, review and audit the Borrower's and the Consolidated Entities' books and records from time to time and at any time.

         SECTION 7.12 Use of Proceeds. The Borrower shall use the proceeds of Advances exclusively to provide funding for the acquisition and development of Facilities and to provide working capital to the Borrower, the Participating Subsidiaries and the Participating Partnerships.

         SECTION 7.13 Limit on Investment in HEALTHSOUTH of Birmingham, Inc. The Borrower will not cause or permit its aggregate direct and indirect investment, whether by stock purchase, capital contribution, advance, loan, guarantee or otherwise, in HEALTHSOUTH of Birmingham, Inc. to exceed at any time $500,000.

         SECTION 7.14 Additional Consolidated Entities. On the last day of each fiscal quarter of the Borrower (or such earlier time as the Agent may request) the Borrower will cause each Consolidated Entity that is hereafter acquired or created to become a Participating Subsidiary or Participating Partnership by execution of a Guaranty Agreement and all other documents necessary to cause it to become jointly and severally liable for the Credit Obligations (subject to the limitations provided in the Guaranty Agreement) and the Borrower or the Participating Subsidiary or the Participating Partnership, if applicable, shall execute a Pledge Agreement as more particularly described in Section 2.7 herein and shall deliver or cause to be delivered all financing statements, stock certificates and duly executed stock powers necessary to perfect the Agent's security interest granted under such Pledge Agreement.

         SECTION 7.15 ERISA. With respect to all employee pension benefit plans maintained by the Borrower or any Subsidiary:

             (i) terminate any of such employee pension benefit plans so as to incur any liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA;

             (ii) allow or suffer to exist any prohibited transaction involving any of such employee pension benefit plans or any trust created thereunder which would subject the Borrower or a Subsidiary to a tax or penalty or other liability on prohibited transactions imposed under Internal Revenue Code Section 4975 or ERISA;

             (iii) fail to pay to any such employee pension benefit plan any contribution which it is obligated to pay under the terms of such plan;

             (iv) allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such employee pension benefit plan;

             (v) allow or suffer to exist any occurrence of a reportable event or any other event or condition, which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such employee pension benefit plan that is a Single Employer Plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation; or

             (vi)  incur  any   withdrawal   liability   with   respect  to  any
         Multi-employer Plan.

                                  ARTICLE VIII

                         EVENTS OF DEFAULT AND REMEDIES

         SECTION 8.1 Events of Default. The following shall constitute Events of Default under this Agreement:

                  (a) the Borrower or any Participating Subsidiary or any Participating Partnership shall fail to pay within (i) one Business Day of the date when due any principal payable under the terms of any Note or (ii) three Business Days of the date when due any interest or fees payable under the terms of any Note or any amount payable under this Agreement, any Guaranty Agreement or any other of the Credit Obligations or any other amount owed to the Agent or Lenders under or in connection with the Loan Documents; or

                  (b) The Borrower or any Material Group shall default in the performance or observance of any other provision of this Agreement (other than the provisions of Article VII hereof), except as covered by clause (a) above, and shall not cure such default within thirty days after the first to occur of
(i) the date the Agent or Lenders gives written or telephonic notice of the default to the Borrower or (ii) the date the Borrower otherwise has notice thereof; or

                  (c) the Borrower or any Participating Subsidiary or any Participating Partnership or any Material Group shall default in the observance or performance of any provision in Article VII hereof; or

                  (d) the Agent shall determine that any statement, certification, representation or warranty contained herein, or in any of the other Loan Documents or in any report, financial statement, certificate or other instrument delivered to the Agent or any Lender by or on behalf of the Borrower or any Participating Subsidiary or any Participating Partnership was misleading or untrue in any material respect at the time it was made; or

                  (e)  default   shall  be  made  (i)  in  the  payment  of  any
Indebtedness (other than the Credit Obligations) of the Borrower or any Consolidated Entity when due or (ii) in the performance, observance or fulfillment of any term or covenant contained in any agreement or instrument under or pursuant to which any such Indebtedness may have been issued, created, assumed, guaranteed or secured by Borrower or any Consolidated Entity, if the effect of such default is to accelerate the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity, and such default shall not be cured within 10 days after the occurrence of such default, and the amount of the Indebtedness involved exceeds $3,000,000; or

                  (f) the Borrower or any Material Group shall fail to pay its or their debts generally as they come due, or a receiver, trustee, liquidator or other custodian shall be appointed for the Borrower or any Material Group or for any of the property of the Borrower or any Material Group or a petition in bankruptcy, or under any insolvency law, shall be filed by or against the Borrower or any Material Group or the Borrower or any Material Group shall apply for the benefit of, or take advantage of, any law for relief of debtors, or enter into an arrangement or composition with, or make an assignment for the benefit of, creditors; or

                  (g) final judgment for the payment of money in excess of any aggregate of $50,000 shall be rendered against the Borrower or any participating Subsidiary or any Participating Partnership or any Material Group, and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed; or

                  (h) an event of default, as therein defined, shall occur under any other Loan Document; or

                  (i)  if  any  of  the  Guaranty   Agreements,   Notes,  Pledge
Agreements or LC Agreement shall be deemed unenforceable by a court of competent jurisdiction or shall no longer be effective; or

                  (j) if any person or group of persons acting together who are not as at the Closing Date owners of Capital Stock of the Borrower having voting rights shall own directly or indirectly fifteen percent (15%) or more of the Capital Stock of the Borrower having voting rights; or

                  (k) if (i) the Borrower or any Consolidated Entity shall engage in any prohibited transaction (as described in Section 7.15(ii) hereof), which is not subject to a statutory or administrative exemption, involving any employee pension benefit plan of the Borrower or any Consolidated Entity, (ii) any accumulated funding deficiency (as referred to in Section 7.15(iv) hereof), whether or not waived, shall exist with respect to any Single Employer Plan,
(iii) a reportable event (as referred to in Section 7.15(v) hereof) (other than a reportable event for which the statutory notice requirement to the Pension Benefit Guaranty Corporation has been waived by regulation) shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed to administer or to terminate, any Single Employer Plan, which reportable event or institution or proceedings is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Single Employer Plan for purposes of Title IV of ERISA, and in the case of such a reportable event, the continuance of such reportable event shall be unremedied for sixty (60) days after notice of such reportable event pursuant to Section 4043(a), (c) or (d) of ERISA is given, as the case may be, (iv) any Single
Employer Plan shall terminate for purposes of Title IV of ERISA, and such termination results in a material liability of the Borrower or any Consolidated Entity to such Single Employer Plan or the Pension Benefit Guaranty Corporation,
(v) the Borrower or any Subsidiary shall withdraw from a Multi-employer Plan for purposes of Title IV of ERISA, and, as a result of any such withdrawal, the Borrower or any Consolidated Entity shall incur withdrawal liability to such Multi-employer Plan, or (vi) any other event or condition shall occur or exist; and in each case in clauses (i) through (vi) of this Section 8.1(k), such event or condition, together with all other such events or conditions, if any, could subject the Borrower or any Consolidated Entity to any tax, penalty or other liabilities in excess of $100,000, and in each such case the event or condition is not remedied to the satisfaction of the Required Lenders within ninety (90) days after the earlier of (i) receipt of notice of such event or condition by the Authorized Representative from the Agent or (ii) the Borrower becomes aware of such event or condition; then, and in any such event and at any time thereafter, if such Event of Default shall then be continuing,

                           (A) either or both of the  following  actions  may be
                  taken: (i) the Agent may, and at the direction of the Required Lenders shall, declare any obligation of the Lenders to make further Loans or issue Letters of Credit terminated, whereupon the obligation of each Lender to make further Loans or NationsBank to issue Letters of Credit, hereunder shall terminate immediately, and (ii) the Agent shall at the direction of the Required Lenders, at their option, declare by notice to the Borrower any or all of the Credit Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Borrower to the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Credit Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause
                  (f) above, then the obligation of the Lenders to lend hereunder shall automatically terminate and any and all of the Credit Obligations shall be immediately due and payable without the necessity of any action by the Agent or the Required Lenders or notice to the Agent or the Lenders;

                           (B) Borrower shall, upon demand of Agent deposit cash
                  with the Agent in an amount equal to the amount of any Letters of Credit remaining undrawn or unpaid, as collateral security for the repayment of any future drawings or payments under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts and such amounts shall be held by Agent pursuant to the terms of the LC Account Agreement; and

                           (C) the Agent,  on behalf of the Lenders,  shall have
                  all of the following rights and remedies in addition to all of the rights and remedies of a secured party under the Uniform Commercial Code in respect of the Collateral and otherwise be available under the Loan Documents or under any applicable law: the Agent may at any time and from time to time, with or without judicial process or the aid and assistance of others and without incurring any liability to the Borrower, upon ten
                  (10) days' notice to the Borrower sell or otherwise dispose of any Collateral, at public or private sale or proceedings or otherwise, by one or more contracts, in one or more parcels, at the same or different times, with or without having the Collateral at the place of sale or other disposition, for cash and/or credit, and upon any terms, at such place(s) and time(s) and to such person(s) as the Agent deems best; if any Collateral is sold by the Agent upon credit or for future delivery, the Agent shall not be liable for the failure of the purchaser to pay for same and in such event the Agent may resell such Collateral in accordance with the provisions hereof provided the Borrower shall be given credit for proceeds received by reason of such sale; the Agent or any Lender may buy any Collateral at any public sale and, the Agent or any Lender may buy such Collateral at private sale so long as such sale is made in a commercially reasonable manner and in each case may make payment therefor by any means. Except to the extent the Agent shall have failed to take action required under this Agreement, no Lenders shall be entitled to enforce the provisions of this subsection (C) of
                  Section 8.1 independently.

         SECTION 8.2 Agent to Act. In case any one or more Events of Default shall occur and be continuing, the Agent may, and at the direction of the Required Lenders shall, proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

         SECTION 8.3 Cumulative Rights. No right or remedy herein conferred upon the Lenders, the Agent and the Borrower is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

         SECTION 8.4 No Waiver. No course of dealing between the Borrower and any Lender or the Agent or any failure or delay on the part of any Lender, the Agent or the Borrower in exercising any rights or remedies hereunder shall operate as a waiver of any rights or remedies hereunder and no single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

         SECTION 8.5 Default. The Agent and the Lenders shall have no right to accelerate any of the Loans upon, or to institute any action or proceeding before any court to realize upon Collateral as a result of, the occurrence of any Default which shall not also constitute an Event of Default; provided, however, nothing contained in this sentence shall in any respect impair or adversely affect the right, power and authority of the Agent and the Lenders (i) to take any action expressly required or permitted to be taken under the Loan Documents upon the occurrence of any Default (and including any action or proceeding which the Agent may determine to be necessary or appropriate in furtherance of any such expressly authorized action) and (ii) to take any action provided under the Loan Documents or otherwise available by statute, at law or in equity upon the occurrence of any Default.

         SECTION 8.6 Allocation of Proceeds. If an Event of Default has occurred and is continuing, and the maturity of the Notes has been accelerated pursuant to this Article VIII, all payments received by the Agent hereunder in respect of any principal of or interest on the Credit Obligations or any other amounts payable by the Borrower hereunder shall be applied by the Agent in the following order:

                    (i) amounts due to the Lenders pursuant to Sections 2.11 hereof;

                    (ii)  amounts due to the Agent and  NationsBank  pursuant to
          Section 9.11 and Section 2.13(i) and (k) hereof;

                    (iii) payments of interest, to be applied in accordance with
          Section 2.14 hereof;

                    (iv) payments of principal, to be applied in accordance with
          Section 2.14 hereof;

                    (v) payment of cash amounts to the Agent pursuant to Section 8.1(B) hereof; and

                    (vi) payments of all other amounts due under this Agreement, if any, to be applied in accordance with each Lender's pro rata share of all principal due to the Lenders.

                                   ARTICLE IX

                                   THE AGENT

         SECTION 9.1 Appointment. Each Lender (including NationsBank in its capacity as issuer of the Letters of Credit) hereby irrevocably designates and appoints NationsBank as the Agent of the Lenders under this Agreement, and each of the Lenders hereby irrevocably authorizes NationsBank as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are expressly delegated to the Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any of the Lenders, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent.

         SECTION 9.2 Attorneys-in-fact. The Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the gross negligence or willful misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         SECTION 9.3 Limitation on Liability. Neither the Agent nor any of its officers, directors, employees, agents or attorneys-in-fact shall be liable to the Lenders for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement except for its or their own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates shall be responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower, any of its Controlled Entities or Controlled Partnerships, or any officer or partner thereof contained in this Agreement or in any of the other Loan Documents, or in any certificate, report, statement or other document referred to or provided for in or received by the Agent under or in connection with this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any of the other Loan Documents, or for any failure of the Borrower to perform its obligations thereunder. The Agent shall not be under any obligation to any of the Lenders to ascertain or to inquire as to the observance or performance of any of the terms, covenants or conditions of this Agreement or any of the other Loan Documents on the part of the Borrower or to inspect the properties, books or records of the Borrower or its Controlled Entities or Controlled Partnerships.

         SECTION 9.4 Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent certificate, affidavit, letter, cablegram, telegram, telecopy or telex message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless an Assignment and Acceptance shall have been filed with and accepted by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive advice or concurrence of the Lenders or the Required Lenders as provided in this Agreement or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all present and future holders of the Notes.

         SECTION 9.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender, or the Borrower or any of the Subsidiaries referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable in the best interests of the Lenders.

         SECTION 9.6 No Representations. Each Lender expressly acknowledges that neither the Agent nor any of its affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower or any of its Consolidated Entities, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the financial condition, creditworthiness, affairs, status and nature of the Borrower and Controlled Partnerships and made its own decision to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and to make such investigation as it deems necessary to inform itself as to the status and affairs, financial or otherwise, of the Borrower and its Consolidated Entities and Controlled Partnerships. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower or any of its Consolidated Entities and Controlled Partnerships which may come into the possession of the Agent or any of its affiliates.

         SECTION 9.7 Indemnification. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower or any of its Consolidated Entities and without limiting any obligations of the Borrower or any of its Consolidated Entities so to do), ratably according to the respective principal amount of the Notes held by them (or, if no Notes are outstanding, ratably in accordance with their respective Applicable Commitment Percentages as then in effect) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time (including without limitation at any time following the payment of the Note) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other document contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Obligations and the termination of this Agreement.

         SECTION 9.8 Lender. The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and its Consolidated Entities and Controlled Partnerships as though it were not the Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity.

         SECTION 9.9 Resignation. If the Agent shall resign as Agent under this Agreement, then the Required Lenders may appoint a successor Agent for the Lenders, which successor shall be approved by the Borrower, which approval shall not be unreasonably withheld, which shall be a commercial bank organized under the laws of the United States or any state thereof, having a combined surplus and capital of not less than $500,000,000, whereupon such successor Agent shall succeed to the rights, powers and duties of the former Agent and the obligations of the former Agent shall be terminated and canceled, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement; provided, however, that the former Agent's resignation shall not become effective until such successor Agent has been appointed and has succeeded of record to all right, title and interest of the former Agent in the Collateral; provided, further, if the Required Lenders cannot agree as to a successor Agent within ninety (90) days after such resignation, the Agent shall appoint a successor Agent and the parties hereto agree to execute whatever documents are necessary to effect such action under this Agreement or any other document executed pursuant to this Agreement; provided, however in such event all provisions of this Agreement and the Loan Documents, shall remain in full force and effect. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

         SECTION 9.10 Sharing of Payments, etc. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, set-off, counterclaim or otherwise, obtain payment with respect to its Credit Obligations (other than any payment pursuant to Article IV) which results in its receiving more than its pro rata share of the aggregate payments with respect to all of the Credit Obligations (other than any payment pursuant to Article IV), then (A) such Lender shall be deemed to have simultaneously purchased from the other Lenders a share in their Credit Obligations so that the amount of the Credit Obligations held by each of the Lenders shall be pro rata and (B) such other adjustments shall be made from time to time as shall be equitable to insure that the Lenders share such payments ratably; provided, however, that for purposes of this
Section 9.10 the term "pro rata" shall be determined with respect to both the Commitment of each Lender and to the Revolving Facility after subtraction in each case of amounts, if any, by which any such Lender has not funded its share of the outstanding Loans and Reimbursement Obligations. If all or any portion of any such excess payment is thereafter recovered from the Lender which received the same, the purchase provided in this Section 9.10 shall be rescinded to the extent of such recovery, without interest. The Borrower expressly consents to the foregoing arrangements and agrees that each Lender so purchasing a portion of the other Lenders' Obligations may exercise all rights of payment (including, without limitation, all rights of set-off, banker's lien or counterclaim) with respect to such portion as fully as if such Lender were the direct holder of such portion.

         SECTION 9.11 Fees. The Borrower agrees to pay to the Agent, for its individual account, in advance a quarterly Agent's fee in such amount as shall be agreed to from time to time.

         SECTION 9.12 Independent Agreements. The provisions contained in Sections 9.1 through 9.8 and 9.10 of this Article IX constitute independent obligations and agreements of the Agent and the Lenders and the Borrower shall not be deemed a party thereto nor bound thereby. Borrower does acknowledge the rights of Lenders and Agent under Sections 9.9 and 9.11 hereof.

                                   ARTICLE X

                                 MISCELLANEOUS

         SECTION 10.1 Assignments and Participations.

                  (a) At any time after the Closing Date each Lender may, with the prior consent of the Agent and the Borrower, which consent shall not be unreasonably withheld, assign to one or more banks or financial institutions all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Notes payable to its order); provided, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations (including Loans and Participations) under this Agreement (ii) for each assignment involving the issuance and transfer of Notes, the assigning Lender shall execute an Assignment and Acceptance and the Borrower hereby consents to execute replacement Notes to give effect to the assignment, (iii) the minimum Commitment which shall be assigned is $10,000,000 (together with which the assigning Lender's applicable portion of Participations and the Letter of Credit Commitment shall also be assigned) and (iv) such assignee shall have an office located in the United States. Upon such execution, delivery, approval and acceptance, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder or under such Notes have been assigned or negotiated to it pursuant to such Assignment and Acceptance have the rights and obligations of a Lender hereunder (including, in respect of the Collateral, all the rights and obligations of a Lender, as fully as if such assignee had been named as a Lender in this Agreement) and a holder of such Notes and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder or under such Notes have been assigned or negotiated by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its future obligations under this Agreement. No assignee shall have the right to further assign its rights and obligations pursuant to this
Section 10.1. Any Lender who makes an assignment shall pay to the Agent a one-time administrative fee of $2,500.00 which fee shall not be reimbursed by Borrower.

                  (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) the assignment made under such Assignment and Acceptance is made under such Assignment and Acceptance without recourse; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Controlled Entity or Controlled Partnership or the performance or observance by the Borrower or any Controlled Entity or Controlled Partnership of any of its obligations under any Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements delivered pursuant to Section 7.3 and such other Loan Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Note and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender and a holder of such Note.

                  (c) The Agent shall maintain at its address referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it.

                  (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, the Agent shall give prompt notice thereof to Borrower.

                  (e) Each Lender may sell  participations  to one or more banks or other entities as to all or a portion of its rights and obligations under this Agreement; provided, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender shall remain the holder of any Notes issued to it for the purpose of this Agreement, (iv) such participations shall be in a minimum amount of $10,000,000 and shall include an allocable portion of such Lender's Participation, and (v) Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and with regard to any and all payments to be made under this Agreement; provided, that the participation agreement between a Lender and its participants may provide that such Lender will obtain the approval of such participant prior to such Lender's agreeing to any amendment or waiver of any provisions of this Agreement which would (A) extend the maturity of the Notes, (B) reduce the interest rate hereunder, (C) increase the Commitment of the Lender granting the participation or (D) release all or any substantial part of the Collateral other than in accordance with the terms of the Loan Documents, and (vi) the sale of any such participations which require Borrower to file a registration statement with the United States Securities and Exchange Commission or under the securities regulations or laws of any state shall not be permitted.

                  (f) Notwithstanding the provisions of this Section 10.1 to the contrary, any Lender may assign all or any portion of its interest in Loans to its Affiliates without approval of the Agent or Borrower upon payment of the administrative fee described in Section 10.1(a) above, and all or any portion of its interest in Loans to the Federal Reserve Bank without approval of the Agent or Borrower and without payment of any fees.

         SECTION 10.2 Notices. Any notice shall be conclusively deemed to have been received by any party hereto and be effective on the day on which delivered to such party (against receipt therefor) at the address set forth below or such other address as such party shall specify to the other parties in writing (or, in the case of telephonic notice or notice by telecopy, telegram or telex (where the receipt of such message is verified by return) expressly provided for hereunder, when received at such telephone, telecopy or telex number as may from time to time be specified in written or verbal notice to the other parties hereto or otherwise received), or if sent prepaid by certified or registered mail return receipt requested on the third Business Day after the day on which mailed, addressed to such party at said address:

                  (a) if to the Borrower or a Participating Partnership or a Participating Subsidiary at:

                           Two Perimeter Park South
                           Suite 224W
                           Birmingham, Alabama 35243
                           Attention:  Richard M. Scrushy

                           with a copy to:

                           Chief Financial Officer
                           HealthSouth Rehabilitation Corporation
                           Suite 224W
                           Two Perimeter Park South
                           Birmingham, Alabama 35243

                           and with a copy to:

                           Treasurer
                           HealthSouth Rehabilitation Corporation
                           Suite 224W
                           Two Perimeter Park South
                           Birmingham, Alabama 35243

                           and with a copy to:

                           J. Brooke Johnston, Jr.
                           Haskell Slaughter Young
                           1200 AmSouth-Harbert Plaza
                           1901 6th Avenue North
                           Birmingham, Alabama 35203

                  (b)      if to the Agent at:

                           NationsBank Corporate Center
                           100 South Tryon Street
                           Charlotte, North Carolina 28255
                           Attention:  Agency Services

                           With a copy to:

                           600 Peachtree Street, N.E.
                           21st Floor
                           Atlanta, Georgia 30308-2212
                           Attention:  Corporate Banking

                  (c) if to NationsBank in its capacity as issuer of the Letters of Credit:

                           NationsBank of North Carolina, N.A.
                           NationsBank Plaza
                           Charlotte, North Carolina 28255
                           Attention:  Letter of Credit Department

                  (d)      if to the Lenders:

                           At the addresses set forth on the signature pages hereof or on the signature page of each Assignment and Acceptance.

         SECTION 10.3 No Waiver. No failure or delay on the part of the Agent, any Lender or the Borrower in the exercise of any right, power or privilege hereunder shall operate as a waiver of any such right, power or privilege nor shall any such failure or delay preclude any other or further exercise thereof. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 10.4 Setoff. The Borrower agrees that the Agent and each Lender shall have a lien for all the Credit Obligations of the Borrower upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred or assigned to the Agent or such Lender or otherwise in the possession or control of the Agent or such Lender (other than for safekeeping) for any purpose for the account or benefit of the Borrower and including any balance of any deposit account or of any credit of the Borrower with the Agent or such Lender, whether now existing or hereafter established, hereby authorizing the Agent and each Lender at any time or times from and after the occurrence of a Default or Event of Default with or without prior notice to apply such balances or any part thereof to such of the Credit Obligations of the Borrower to the Lenders then past due and in such amounts as they may elect, and whether or not the collateral or the responsibility of other persons primarily, secondarily or otherwise liable may be deemed adequate. For the purposes of this paragraph, all remittances and property shall be deemed to be in the possession of the Agent or such Lender as soon as the same may be put in transit to it by mail or carrier or by other bailee.

         SECTION 10.5 Survival. All covenants, agreements, representations and warranties made herein shall survive the making by the Lenders of the Loans and the expiration of the Letters of Credit and the execution and delivery to the Lenders of this Agreement and the Notes and shall continue in full force and effect so long as any of the Credit Obligations remain outstanding or any Lender has any Commitment hereunder. Whenever in this Agreement, any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of the Borrower which are contained in this Agreement and the Notes shall inure to the benefit of the successors and permitted assigns of the Lenders or any of them and any rights of the Borrower hereunder shall inure to the benefit of successors and assigns of Borrower to the extent Lenders may consent to succession or assignment.

         SECTION 10.6 Expenses. The Borrower agrees (a) to pay or reimburse the Agent for all its reasonable and customary out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, this Agreement or any of the other Loan Documents, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable and customary fees and disbursements of counsel to the Agent, (b) to pay or reimburse the Agent for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, including without limitation, the reasonable fees and disbursements of their counsel, (c) to pay, indemnify and hold the Agent harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure of Borrower to pay or delay of Borrower in paying, documentary, stamp, excise, withholding and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, and (d) from and after the occurrence of any Event of Default to pay, indemnify, and hold the Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement or in any respect relating to the transactions contemplated hereby or thereby, (all the foregoing, collectively, the "indemnified liabilities"); provided, however, that the Borrower shall have no obligation hereunder with respect to indemnified liabilities arising from (i) the willful misconduct or negligence of the party seeking indemnification, (ii) legal proceedings commenced against the Agent or any Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such, (iii) any taxes imposed upon the Agent or any Lender other than the documentary, stamp, excise, withholding and similar taxes described in clause (c) above or any tax resulting from any change described in Section 4.1, which tax would be payable to Lenders by Borrower pursuant to Article IV hereof, (iv) taxes imposed as a result of a transfer or assignment of any Note, participation or assignment of a portion of its rights, (v) any taxes imposed upon any transferee of any Note, or (vi) or by reason of the failure of the Agent or any Lender to perform its or their obligations under this Agreement. The agreements in this subsection shall survive repayment of the Notes and all other Credit Obligations hereunder.

         SECTION 10.7 Amendments. No amendment, modification or waiver of any provision of this Agreement or any of the Loan Documents and no consent by the Lenders to any departure therefrom by the Borrower shall be effective unless such amendment, modification or waiver shall be in writing and signed by the Agent and the Borrower, but only upon having received the written consent of the Required Lenders, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing; provided, however, that, no such amendment, modification or waiver

                  (i) which changes, extends or waives any provision of Section 2.4(c), Section 2.11, Section 2.13(i), Section 9.10 or this Section 10.7, the amount of or the due date of any scheduled installment of or the rate of interest payable on any Credit Obligation, changes the definition of Required Lenders, which increases or extends the Commitment of any Lender or which increases or extends the Conversion Date or Maturity Date or which waives any condition to the making of any Loan shall be effective unless in writing and signed by each of the Lenders; provided, however, the Required Lenders may in their sole discretion waive any Default or Event of Default (other than any Event of Default under Section 8.1(a) as to which only the Lender which is the payee of a Note may waive the failure to make a payment of principal or interest due on such Note);

                  (ii) which permits that Acquisition described in Borrower's confidential letter to the Agent dated the date of this Agreement shall be permitted without the consent of each Lender;

                  (iii) which releases Collateral or any Guarantor (other than in accordance with the terms of the Loan Documents) shall be effective unless with the written consent of each of the Lenders; or

                  (iv) which affects the rights, privileges, immunities or indemnities of the Agent, shall be effective unless in writing and signed by the Agent.

Notwithstanding any provision of the other Loan Documents to the contrary, as between the Agent and the Lenders, execution by the Agent shall not be deemed conclusive evidence that the Agent has obtained the written consent of the Required Lenders; however, the Borrower shall be entitled to rely on the signature of the Agent as evidence of consent. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances, except as provided by law or as otherwise expressly provided herein. No delay or omission on any Lender's, the Agent's or the Borrower's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

         SECTION 10.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart.

         SECTION 10.9 Waivers by Borrower. In any litigation in any court with respect to, in connection with, or arising out of this Agreement, the Loans, any of the Notes, any of the other Loan Documents, the Collateral, the Credit Obligations, or any instrument or document delivered pursuant to this Agreement, or the validity, protection, interpretation, collection or enforcement thereof, or any other claim or dispute howsoever arising between the Borrower and the Lenders or the Agent, the Borrower and each Lender and the Agent hereby waive, to the extent permitted by law, trial by jury in connection with any such litigation.

         The Borrower, the Agent and the Lenders believe that, inasmuch as this Agreement and the transactions contemplated hereby have been entered into and consummated outside the State of Alabama, such transactions constitute transactions in interstate commerce, so that neither the Agent nor any of the Lenders is required, solely by entering into this Agreement and consummating the transactions contemplated hereby, to qualify to do business as a foreign corporation within the State of Alabama. Notwithstanding the foregoing, however, the Borrower hereby irrevocably waives all rights that it may have to raise, in any action brought by any of the Lenders or the Agent to enforce the rights of the Lenders and the Agent hereunder or under any of the other Loan Documents, or the obligations of the Borrower hereunder or thereunder, any defense which is based upon the failure of any of the Lenders or the Agent to qualify to do business as a foreign corporation in the State of Alabama, including, but not limited to, any defenses based upon ss. 232 of the Alabama Constitution of 1901, ss. 10-2A-247 of the Code of Alabama (1975) or ss. 40-14-4 of the Code of Alabama (1975), or any successor provision to any thereof. The foregoing waiver is made knowingly and voluntarily and is a material inducement for the Agent and the Lenders to enter into the transactions contemplated by this Agreement or any of the other Loan Documents.

         SECTION 10.10 Termination. The termination of this Agreement shall not affect any rights of the Borrower, the Lenders or the Agent or any obligation of the Borrower, the Lenders or the Agent, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the Credit Obligations arising prior to or after such termination have been irrevocably paid in full. The security interests, liens and rights granted to the Agent for the benefit of the Lenders hereunder and under the other Loan
Documents shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Credit Obligations have been paid in full after the termination hereof or the Borrower has furnished the

Lenders and the Agent with an indemnification satisfactory to the Agent and each Lender with respect thereto. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until payment in full of the Credit Obligations unless otherwise provided herein. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Obligations, any Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and the Borrower shall be liable to, and shall indemnify and hold such Lender harmless for, the amount of such payment surrendered until such Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

         SECTION 10.11 Governing Law. All documents executed pursuant to the transactions contemplated herein, including, without limitation, this Agreement and each of the Loan Documents shall be deemed to be contracts made under, and for all purposes shall be construed in accordance with, the internal laws and judicial decisions of the State of North Carolina; provided that this Section
10.11 shall not affect the applicability of, and interpretation or construction of appropriate terms and provisions under the Uniform Commercial Code of any jurisdiction which govern the security interests in any of the Collateral. The Borrower hereby submits to the jurisdiction and venue of the state and federal courts of North Carolina for the purposes of resolving disputes hereunder or arising out of the transaction contemplated hereby or for the purposes of collection.

         SECTION 10.12 Indemnification. In consideration of the execution and delivery of this Agreement by the Agent and each Lender and the extension of the Commitments, and so long as the Agent and Lenders have fulfilled their obligations hereunder, the Borrower hereby indemnifies, exonerates and holds the Agent and each Lender and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, claims, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to any of the following:

                  (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan or supported by any Letter of Credit;

                  (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties;

                  (c) provided Lenders have no ownership interest in real property of Borrower, any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the release by the Borrower or any of its Participating Subsidiaries or Participating Partnerships of any hazardous waste material; or

                  (d) provided Lenders have no ownership interest in real property of Borrower, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any Subsidiary or Controlled Partnership thereof of any hazardous waste material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any environmental laws), regardless of whether caused by, or within the control of, the Borrower or such Participating Subsidiary or Participating Partnerships, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         SECTION 10.13 Agreement Controls. In the event that any term of any of the Loan Documents other than this Agreement conflicts with any term of this Agreement, the terms and provisions of this Agreement shall control.

         SECTION 10.14 Integration. This Agreement and the Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

         SECTION 10.15 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Agent and all Lenders. The Agent and the Lenders may assign or transfer their interest hereunder but only as provided herein.

         SECTION 10.16 Severability. If any provision of this agreement or the other Loan Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

                                         HEALTHSOUTH REHABILITATION
                                         CORPORATION

ATTEST:


By: /s/ Stacy H. Pulliam              By: /s/ C. Drew Demaray
   ____________________                  _______________________________
   Stacy H. Pulliam                         C. Drew Demaray
   Assistant Secretary                      Vice President

                                         NATIONSBANK OF NORTH CAROLINA,
                                         NATIONAL ASSOCIATION, as Agent
                                         for the Lenders


                                         By:  /s/ Douglas E. Coltharp
                                            ________________________________
                                         Name:  Douglas E. Coltharp
                                         Title: Senior Vice President


COMMITMENT:                              NATIONSBANK OF NORTH CAROLINA,
$75,000,000                              NATIONAL ASSOCIATION


                                         By:  /s/ Douglas E. Coltharp
                                            ________________________________
                                         Name:  Douglas E. Coltharp
                                         Title: Senior Vice President

                                           Lending Office:
                                             100 South Tryon Street
                                             Charlotte, North Carolina 28255

                                           Wire Transfer Instructions:
                                             NationsBank of North Carolina,
                                               National Association
                                             Charlotte, North Carolina
                                             ABA #053000196
                                             Reference: HEALTHSOUTH
                                               Rehabilitation Corporation
                                             Attention: Agency Services
                                                        Margaret Lydon



COMMITMENT:                              THE BANK OF NOVA SCOTIA
$50,000,000

                                         By:________________________________
                                         Title:  Representative

                                           Lending Office:
                                           The Bank of Nova Scotia
                                           Atlanta Agency
                                           600 Peachtree Street, N.E.
                                           Suite 2700
                                           Atlanta, Georgia  30308

                                           Wire Transfer Instructions:
                                             The Bank of Nova Scotia
                                             The Bank of Nova Scotia,
                                               New York Agency
                                             ABA # 026002532
                                             For Further Credit to Account
                                               0606634 Atlanta Agency
                                             Attention:  HEALTHSOUTH

COMMITMENT:                              AMSOUTH BANK, N.A.
$15,000,000

                                         By:________________________________
                                         Title:  Senior Vice President

                                           Lending Office:
                                           AmSouth Bank, N.A.
                                           1900 5th Avenue
                                           Birmingham, Alabama

                                           Wire Transfer Instructions:
                                             AmSouth Bank, N.A.
                                             Birmingham, Alabama
                                             ABA #062000019
                                             Reference: Acct # 50214327
                                                        HEALTHSOUTH
                                             Attention: Lisa Mann



COMMITMENT:                              NATIONAL CITY BANK, KENTUCKY
$40,000,000

                                         By:________________________________
                                         Title: Senior Vice President

                                           Lending Office:
                                           101 S. Fifth Street, 8th Floor
                                           Louisville, Kentucky  40202

                                           Wire Transfer Instructions:
                                             National City Bank, Kentucky
                                             Louisville, Kentucky
                                             ABA # 0830-0005-6
                                             Reference:  HEALTHSOUTH
                                             Attention:  Sandy Walker

COMMITMENT:                              FIRST UNION NATIONAL BANK OF
$50,000,000                              NORTH CAROLINA


                                         By:________________________________
                                         Title: Vice President

                                           Lending Office:
                                           One First Union Plaza
                                           Charlotte, North Carolina 28288-0735

                                           Wire Transfer Instructions:
                                             First National Union Bank of
                                             North Carolina
                                             Charlotte, North Carolina
                                             ABA # 053000219
                                             Acct # 465906 0001802
                                             Reference:  HEALTHSOUTH
                                             Attention:  Sue Patterson



COMMITMENT:                              WACHOVIA BANK OF GEORGIA, N.A.
$45,000,000

                                         By:________________________________
                                         Title:  Vice President

                                           Lending Office:
                                           Wachovia Bank of Georgia
                                           Atlanta, Georgia

                                           Wire Transfer Instructions:
                                             Wachovia Bank of Georgia, N.A.
                                             Atlanta, Georgia
                                             ABA #061000010
                                             Acct # 18-800-621
                                             Reference: HealthSouth
                                             Attention: Claudia Lamie

COMMITMENT:                              PNC BANK, KENTUCKY, INC.
$40,000,000

                                         By:________________________________
                                         Title:_____________________________

                                           Lending Office:
                                           PNC Bank, Kentucky, Inc.
                                           Louisville, Kentucky

                                           Wire Transfer Instructions:
                                             PNC Bank, Kentucky, Inc.
                                             Louisville, Kentucky
                                             ABA #083-000-108
                                             Reference: HEALTHSOUTH
                                             Attention: Patricia Jarvis



COMMITMENT:                              THE DAIWA BANK, LIMITED
$20,000,000

                                         By:________________________________
                                         Title:_____________________________


                                         By:________________________________
                                         Title:_____________________________
                                           Lending Office:
                                           Daiwa Bank, Chicago Branch
                                           Chicago, Illinois

                                           Wire Transfer Instructions:
                                             The Daiwa Bank, Limited
                                             Chicago Branch
                                             Chicago, Illinois
                                             ABA #071006075
                                             Reference: HealthSouth
                                             Attention: Maria Martinez

COMMITMENT:                              THE BANK OF TOKYO, LTD.,
$20,000,000                              Atlanta Agency


                                         By:________________________________
                                         Title:_____________________________

                                           Lending Office:
                                           The Bank of Tokyo, Ltd.
                                           New York, New York

                                           Wire Transfer Instructions:
                                             The Bank of Tokyo, Ltd.
                                             New York, New York
                                             ABA #0260-0963-2
                                             Reference: Payment for
                                               HEALTHSOUTH
                                             Attention:  Jan Gilbreath/
                                                         Glynnis Slaten



COMMITMENT:                              MELLON BANK, N.A.
$45,000,000

                                         By:________________________________
                                         Title:_____________________________

                                           Lending Office:
                                           Mellon Bank
                                           Pittsburgh, Pennsylvania 15259

                                           Wire Transfer Instructions:
                                             Mellon Bank, N.A.
                                             Pittsburgh, Pennsylvania 15259
                                             ABA #0430 00261-990873800
                                             Acct # 990873800
                                             Reference:  HEALTHSOUTH
                                             Attention:  Elaine Washburn

COMMITMENT:                              HIBERNIA NATIONAL BANK
$20,000,000

                                         By:________________________________
                                         Title:_____________________________

                                           Lending Office:
                                           New Orleans, Louisiana

                                           Wire Transfer Instructions:
                                             Hibernia National Bank
                                             New Orleans, Louisiana
                                             ABA # 065000090
                                             Acct # 0520-36615
                                                    National Accounts
                                             Reference: HEALTHSOUTH
                                             Attention: Hal Hopson



COMMITMENT:                              THE BANK OF CALIFORNIA, N.A.
$20,000,000

                                         By:________________________________
                                         Title:_____________________________

                                           Lending Office:
                                           Los Angeles, California 90071

                                           Wire Transfer Instructions:
                                             The Bank of California, N.A.
                                             San Francisco, California
                                             ABA # 121000015
                                             Acct # 001-060-235
                                             Reference: HEALTHSOUTH
                                             Attention: Hisako Sakamoto

COMMITMENT:                              COOPERATIVE CENTRALE RAIFFEISEN-
$35,000,000                              BOERENLEENBANK, B.A.
                                         "RaboBank Nederland, New York Branch"


                                         By:________________________________
                                         Title:_____________________________

                                           Lending Office:
                                           New York, New York 10167

                                           Wire Transfer Instructions:
                                             Bank of New York
                                             New York, New York
                                             ABA # 021000018
                                             For the Account of RaboBank
                                             Acct # 8026002533
                                             Reference: HEALTHSOUTH
                                             Attention: Corporate Services



COMMITMENT:                              SHAWMUT BANK CONNECTICUT, N.A.
$20,000,000

                                         By:________________________________
                                         Title:_____________________________

                                           Lending Office:
                                           Hartford, Connecticut

                                           Wire Transfer Instructions:
                                             Shawmut Bank Connecticut, N.A.
                                             Hartford, Connecticut
                                             ABA # 011900445
                                             Acct # 00-6612-7761
                                             Reference: HEALTHSOUTH
                                             Attention: Sandy Sousa

COMMITMENT:                              THIRD NATIONAL BANK
$15,000,000
                                         By:______________________________
                                         Title:___________________________

                                           Lending Office:
                                           201 4th Avenue N.
                                           Nashville, Tennessee

                                           Wire Transfer Instructions:
                                             ABA # 064000046
                                             Acct # 680040009990348
                                             Reference: HEALTHSOUTH
                                             Attention: Leigh Ann Gregory



COMMITMENT:                              TORONTO DOMINION BANK
$40,000,000
                                         By:______________________________
                                         Title:___________________________

                                           Lending Office:
                                           31 West 52nd Street
                                           New York, New York

                                         Wire Transfer Instructions:
                                           Morgan Guaranty Trust Co.
                                           New York, New York
                                           ABA # 021000238
                                           Credit: Toronto Dominion Bank,
                                                   New York Branch
                                                   Acct # 630-00-271
                                                   Favor: TD Houston
                                                   Acct # 2159251
                                           Reference: HEALTHSOUTH
                                           Attention: Jano Mott

                             Amended and Restated
                                Credit Agreement
                                     Among
                     HEALTHSOUTH Rehabilitation Corporation
                                      and
                         Nationsbank of North Carolina
                              National Association


A.        Lenders and Commitment Percentages
B.        Form of Assignment and Acceptance
C-1.      Partnership Guaranty Agreement
C-2.      Subsidiary Guaranty Agreement
D.        Form of Request for Advance on Interest Rate Election
E.        Form of Competitive Bid Quete Request
F.        Form of Competitive Bid Quete
G.        Participating Subsidiaries and Participating Partnership
H-1.      Form of Syndicated Note
H-2.      Form of Competitive Bid Note
I.        Form of Compliance Certificate
J.        Summary of Insurance
K.        Outstanding Letters of Credit
L.        Permitted Investors
M.        Subsidiaries
N.        Existing Liens
O.        Disposal Properties